      As filed with the Securities and Exchange Commission on September 19, 2003
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                              GENIUS PRODUCTS, INC.
                 (Name of small business issuer in its charter)

            NEVADA                                     33-0852923
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                      5099
                          (Primary Standard Industrial
                           Classification Code Number)

                         11250 EL CAMINO REAL, SUITE 100
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 793-8840
        (Address and telephone number of principal executive offices and principal place of business)

                                  KLAUS MOELLER
                             CHIEF EXECUTIVE OFFICER
                              GENIUS PRODUCTS, INC.
                         11250 EL CAMINO REAL, SUITE 100
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 793-8840
            (Name, address and telephone number of agent for service)
                      ------------------------------------
                                   Copies to:
                            Dennis J. Doucette, Esq.
                              P. Blake Allen, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                          600 West Broadway, Suite 2600
                               San Diego, CA 92101
                                 (619) 236-1414
                              (619) 232-8311 (fax)
                      ------------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                             CALCULATION OF REGISTRATION FEE
============================================= ================= ==================== ================== =============
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE      REGISTRATION
              TO BE REGISTERED                 REGISTERED(1)          UNIT(2)         OFFERING PRICE        FEE
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Shares of common stock, par value $0.001       10,663,118            $1.41              $15,034,996        $1,216
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Shares of common stock, par value $0.001(3)     4,174,111            $1.41              $ 5,885,497        $  476
--------------------------------------------- ----------------- -------------------- ------------------ -------------
Total                                          14,837,229               --              $20,920,493        $1,692
============================================= ================= ==================== ================== =============

(1) All 14,837,229 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced above.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over the Counter Bulletin Board on September 17, 2003.
(3) Represents a total of 4,174,111 shares of common stock issuable upon the conversion of outstanding warrants. The warrants were previously issued in private offerings.

                      ------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                 Subject To Completion, dated September 19, 2003
PRELIMINARY PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              GENIUS PRODUCTS, INC.

                              14,837,229 SHARES OF
                                  COMMON STOCK

         This prospectus is part of a registration statement of Genius Products, Inc. ("Genius Products," "we," "us" or "our") filed with the Securities and Exchange Commission. This prospectus relates in part to the resale by selling shareholders of up to 14,837,229 shares of our common stock, based on current market prices. Of such shares, 10,663,118 shares are currently outstanding and 4,174,111 shares are issuable upon exercise of warrants that we have granted to these selling shareholders. We will not receive any proceeds from the sale of the shares by these selling shareholders. We may, however, receive up to $4,840,910 in the event all the warrants held by the selling shareholders are exercised. Any proceeds we receive from the exercise of the warrants will be used for general corporate purposes.

         The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Each selling shareholder is deemed an underwriter of the shares of common stock they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over the Counter Bulletin Board under the symbol "GNPI.OB". The last reported sales price per share of our common stock, as reported by the Over the Counter Bulletin Board on September 17, 2003 was $1.43.

                      ------------------------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                      ------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September __, 2003.

                                TABLE OF CONTENTS

                                                                            Page

NOTICE ABOUT FORWARD-LOOKING STATEMENTS........................................3

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS...................................................................6

RECENT FINANCINGS.............................................................10

USE OF PROCEEDS...............................................................10

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS......................10

DIVIDEND POLICY...............................................................11

BUSINESS......................................................................11

LEGAL PROCEEDINGS.............................................................21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS...............................................................21

MANAGEMENT....................................................................26

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS..........................30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................31

DESCRIPTION OF SECURITIES.....................................................33

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................33

PLAN OF DISTRIBUTION..........................................................33

SELLING SHAREHOLDERS..........................................................34

LEGAL MATTERS.................................................................40

EXPERTS.......................................................................40

AVAILABLE INFORMATION.........................................................40

INDEX TO FINANCIAL STATEMENTS................................................F-1

                                      (i)

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

                     NOTICE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans" and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

OUR COMPANY

         We are a producer, publisher and distributor of cassettes, compact discs ("CDs"), videos and digital video discs ("DVDs") for children under the Baby Genius and Kid Genius brand names. We license, and intend to license further, the audio and video rights of other well-known and best-selling children's and family brands.

         Over the next couple of years, we intend to expand our children's and family entertainment brands to be a leading provider of family entertainment products. We plan to publish cassettes, CDs, DVDs, videos and other interactive media for the entire family under our brand names. In addition to our products aimed at babies, infants and children, we are producing other innovative music and video titles and gift sets that we intend to sell to our current retail accounts.

         We were incorporated in January 1996 under the name Salutations, Inc. ("Salutations"). Salutations was a public company that merged with International Trade and Manufacturing Corporation in 1997. The merged company was involved in the design, development and distribution of semi-precious and precious gemstone and costume jewelry. In October 1999, we changed our name to Genius Products, Inc. By that time our focus had shifted to producing, publishing and distributing children's audio and video products. Our corporate headquarters are in San Diego, California.

RECENT DEVELOPMENTS

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate through the generation of revenue and the issuance of additional debt or equity. Despite increased revenues in 2002 and revenues in the first half of 2003 that were similar to those obtained in 2002, our expenses continue to outpace revenues. The additional capital required for us to continue our operations is discussed in the risk factor on page 6. Details of our liquidity position are also discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations," on page 21.

THE OFFERING

   Common stock offered by selling shareholders          14,837,229 shares, assuming full exercise of the warrants.
   (including shares underlying warrants)                This number represents approximately 77.8% of our current
                                                         outstanding stock.(1)

   Common stock to be outstanding after the offering     Up to 23,240,324 shares (assuming full exercise of the warrants)

   Proceeds to Genius                                    If all warrants are fully converted, our proceeds would be approximately $4,840,910.

                                                         We will not receive proceeds from the resale of shares by the selling shareholders.

   Use of proceeds                                       Working capital

   Over the Counter Bulletin Board Symbol                GNPI.OB

(1) Based on 19,066,213 shares of common stock outstanding as of September 2, 2003, which excludes: (i) up to 4,334,967 shares of common stock issuable upon exercise of employee stock options, (ii) 12,500 warrants to purchase common stock at a price of $1.23 per share, (iii) 100,000 warrants to purchase common stock at a price of $2.00 per share and (iv) 101,500 shares issuable upon conversion of a convertible debenture.

                                  RISK FACTORS

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A HISTORY OF SIGNIFICANT LOSSES, AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

         We have incurred operating losses in every quarter since we commenced operations. As of December 31, 2002, we had an accumulated deficit of approximately $12.8 million and as of June 30, 2003, we had an accumulated deficit of approximately $14 million. Our net loss for the year ended December 31, 2002, was approximately $2.8 million, our net loss for the year ended December 31, 2001, was approximately $2.4 million, and our net loss for the year ended December 31, 2000, was approximately $2.6 million. For the six months ended June 30, 2003, we had a net loss of approximately $1,350,000. We expect to continue to devote substantial resources to acquire additional licenses and continue our sales and marketing activities, including our branding efforts. As a result, we expect that our operating losses will increase and that we will incur operating losses through at least the quarter ended September 30, 2003. Our continued operational loss may have a material adverse effect upon the value of our common stock and may jeopardize our ability to continue our operations.

WE ARE DEPENDENT UPON SHORT-TERM FINANCING.

         We are dependent on obtaining short-term financing to sustain operations. We are currently operating at a loss and have negative cash flow. The credit terms we extend to our customers are more favorable than those we have with our vendors and service providers, and we have insufficient cash balances to sustain losses. Accordingly, we have to finance our working capital requirements by selling shares of our common stock for cash or in consideration of services rendered. Failure to obtain financing would have a material adverse effect on our business, operations and financial condition and would jeopardize our ability to continue our operations.

WE ARE DEPENDENT UPON LONG-TERM FINANCING.

         Our ability to implement our business plan and grow is dependent on raising a significant amount of capital. We have sustained our operations in large part from sales of our equity. There can be no assurance that we will be able to successfully generate revenues or raise additional funds sufficient to finance our continued operations. Failure to generate sufficient revenues or obtain financing would have a material adverse effect on our business, operations and financial condition and would jeopardize our ability to continue our operations.

WE MUST ESTABLISH AND MAINTAIN STRONG BRAND IDENTITY TO COMPETE EFFECTIVELY.

         We believe that continuing to strengthen our "Genius" brand names and other brand names we license will be critical to achieve widespread acceptance of our products. Favorable public perception of our branded products will depend largely on our ability to continue providing users with high-quality products and the success of our marketing efforts. We plan to increase our marketing expenditures to create and maintain brand recognition. However, brand promotion activities may not yield increased revenues and, even if they do, any increased revenues may not offset the expenses we incur in building our brands.

THE LOSS OF ANY OF OUR MAJOR CUSTOMERS COULD HARM US.

         In 2002, our three largest customers accounted for 37%, 20%, and 12% of our net product revenues, respectively. In 2001, the two largest customers accounted for 35% and 32% of our net product revenues, respectively. At December 31, 2002, five customers accounted for 66% of accounts receivable. As of June 30, 2003, three customers accounted for 82% of accounts receivable. The loss of any of these significant customers could have a material adverse effect upon the value of our common stock and our business, operations and financial condition.

WE ARE DEPENDENT UPON KEY PERSONNEL.

         We are dependent on our executive officers, the loss of any one of whom would have an adverse effect on us. While we have employment agreements with our executive officers, unforeseen circumstances could cause these persons to no longer be available to render their services to us. If we are unable to retain a skilled management team, it would have a material adverse effect upon the value of our common stock and our business, operations and financial condition.

PAYMENTS DUE UNDER EMPLOYMENT AGREEMENTS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Under the terms of employment agreements with our executives, certain payments amounting to an aggregate maximum of approximately $1,193,000 could become due that would have a material adverse effect upon our liquidity and results of operations. Payments would be due if we have a change of control and our executives are terminated without cause. If an executive dies or is terminated without cause, severance pay amounting up to $225,000 per executive would be due.

WE MAY HAVE TO REPURCHASE SOME OF OUR OUTSTANDING COMMON STOCK AT PRICES HIGHER THAN CURRENT MARKET PRICES.

         During the period 1997 through 1999, we issued shares in Arizona, Pennsylvania and Washington, for which no share registration filings were made under the securities laws of those states and for which exemptions from registration appear to be unavailable. In order to comply with the laws of those states, we may need to offer to repurchase all such shares from investors who originally acquired them from us, who were residents in those states at the time of purchase, and who continue to hold such shares at the time the offer is made. We will have to pay to each shareholder who accepts the offer the price per share they originally paid, plus interest where applicable, accrued from the date of initial purchase to the date of repurchase. We believe the potential cost to us of conducting this repurchase would be approximately $500,000. If we do not repurchase the shares the shareholders involved may seek to exercise certain rights as creditors or seek to enforce claims for breach of contract. Additionally, such investors may file complaints with the applicable securities regulatory body of these states and such governmental bodies could take various actions against us requiring us to conduct these repurchase offers. In addition, interest would continue to accrue on the outstanding amounts owed to shareholders in Pennsylvania and Washington at annual rates of 6% and 8%, respectively. We believe that because the price of our common stock is currently significantly lower than the original purchase price paid by affected shareholders, they would be likely to accept repurchase offers.

WE ARE DEPENDENT UPON NEW PRODUCTS.

         Our future growth will be dependent on our ability to identify and develop products which can be sold at acceptable margins through wholesale and retail outlets, as well as on the Internet, and on our ability to acquire the necessary rights to market and distribute such products and to enter into arrangements with third-party manufacturers and distributors to produce and distribute such products. There can be no assurance that we will be successful in identifying and developing quality products that may be successfully marketed through these channels or in entering into relationships with third-party manufacturers and distributors. A failure to identify and develop new products would have a detrimental impact on our future performance.

WE ARE DEPENDENT ON OUR LICENSING AND DISTRIBUTION RELATIONSHIPS.

         Our future growth will be dependent on our ability to maintain our distribution and licensing relationships. There can be no assurance that we will be successful in maintaining and developing these relationships, or, that if we are successful in maintaining and developing these relationships, that our distribution and licensing relationships will result in a positive effect on our future performance.

OUR PRODUCTS ARE SUBJECT TO RETURNS.

         A certain amount of product returns from major distributors are normal in our industry. If product returns are significantly greater than we anticipate, it will negatively impact our net revenues.

OUR PRODUCTS ARE SUBJECT TO INDUSTRY AND CONSUMER TRENDS.

         Our growth in sales has been based in part on both the evolution of consumer tastes and preferences towards educational and entertaining products for babies and children. We believe it is also based on publicity on the effect of music on child development. There are differences of opinion, however, in the scientific community regarding the efficacy of music on child development. A change in consumer tastes and preferences regarding our products may have an adverse effect on our results of operations. There can be no assurance that consumer tastes and preferences will continue to favor our products and marketing segments.

OUR MARKETS ARE HIGHLY COMPETITIVE.

         Increased competition could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our present and potential competitors enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business could be adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR CURRENT PRODUCTS OBSOLETE.

         The market for cassette, CD, video and DVD technology is subject to change. There can be no assurance that over time these technologies will not be affected by competition from another form of information storage and retrieval technology, such as on-line information services. A further strong advance in the technology surrounding cable and satellite that would give consumers access to information and entertainment may limit the expansion of the market for applications based on cassettes, CDs, DVDs and video. In addition, existing CD technology may also be replaced by new CD technologies such as digital videodisc technology. The replacement of CD technology by another information storage and retrieval technology, or the replacement of existing CD technology by a new technology at a pace too rapid for production adjustments, may also have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO TRADEMARK INFRINGEMENT CLAIMS.

         We may be held liable for copyright or trademark infringement if the content or packaging of our cassettes, CDs, DVDs, videos or other products infringes upon the copyrights or trademarks of others. Such claims of infringement, if brought, could have a material adverse affect on our business or financial condition. In addition, it has come to our attention that certain third parties may be infringing upon the Baby Genius trademarks in certain product categories. We are consulting with our counsel and may prosecute as we deem necessary any such infringements. Defending our intellectual property rights may be costly in terms of legal fees and management time. Expenditure of significant legal fees could have a material adverse effect on our financial condition and no assurance can be made that we would prevail in any litigation defending our intellectual property rights. Failure to take necessary defensive legal action for lack of cash could result in compromising our rights to our intellectual property, which would have a material adverse effect on our business, our financial position and the value of our intellectual property.

WE MAY NOT BE ABLE TO UTILIZE OUR NET OPERATING LOSS.

         In 1996, 1997, 1998, 1999, 2000, 2001 and 2002, we incurred losses resulting in a net operating loss carryforward as of December 31, 2002, of $9,650,000 and $4,916,000 for federal and state income tax purposes, respectively. The federal and state net operating losses begin to expire in 2011 and 2004, respectively. Because we anticipate significant expenditures with respect to implementing our business plan, there is a risk that we will be unable to make enough profits, if any, during the net operating loss carryforward period to realize the deferred income tax asset.

RISKS RELATED TO OUR COMMON STOCK:

RECENTLY ENACTED AND PROPOSED CHANGES IN SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS.

         The Sarbanes-Oxley Act of 2002 that became law in July 2002 requires changes in some of our corporate governance, public disclosure and compliance practices. The Act also requires the SEC to promulgate new rules on a variety of subjects. We expect these developments to increase our legal and financial compliance costs, and to make some activities more difficult, such as shareholder approval of new option plans. We expect these developments to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These developments could make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND MAY EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the significant price volatility, you may not be able to sell your shares of common stock when you desire to do so. In 2001, our stock price ranged from a high of $1.75 to a low of $0.38 per share, in 2002, our stock price ranged from a high of $2.83 to a low of $0.62, and during the first two quarters of 2003, our stock price ranged from a high of $1.44 to a low of $0.72. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss as a result of such illiquidity and because the price for our common stock may suffer greater declines due to its price volatility.

OUR COMMON STOCK IS TRADED ON THE OTCBB, WHICH MAY BE DETRIMENTAL TO INVESTORS.

         Our shares of common stock are currently traded on the Over the Counter Bulletin Board ("OTCBB"). Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES.

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Additionally, our common stock is subject to the SEC regulations for "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock which disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

                                RECENT FINANCINGS

         Since January 1, 2003, we have received net proceeds of $1,649,280 from accredited investors in private placement offerings under Regulation D of the Securities Act. These funds were raised in a private placement memorandum offering shares at a price of $.70 per share and a five-year warrant with an exercise price of $1.40 for each share purchased.

                                 USE OF PROCEEDS

         This prospectus relates to 14,837,229 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds from the sale of common stock by the selling shareholders. We will receive up to approximately $4,840,910 in the event the warrants held by the selling shareholders are exercised. Any proceeds received by us from the exercise of the warrants will be used by us for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         On November 9, 1999, following our name change to Genius Products, Inc., our stock symbol changed from ITMH to GNUS. Following our reverse stock split on April 10, 2001, our stock symbol changed from GNUS to GNPI. The market represented by the OTCBB is extremely limited and the price for our common stock quoted on the OTCBB is not necessarily a reliable indication of the value of our common stock. The following table sets forth the high and low bid prices for shares of our common stock for the periods noted, as reported on the OTCBB. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The prices reflect the reverse stock split which occurred on April 10, 2001.

      YEAR                    PERIOD               HIGH         LOW
--------------------        --------------        ------       -----
Fiscal Year 2001            First Quarter          1.75         0.38
                            Second Quarter         1.26         0.52
                            Third Quarter          1.38         0.73
                            Fourth Quarter         1.02         0.53
Fiscal Year 2002            First Quarter          1.59         0.62
                            Second Quarter         2.83         1.42
                            Third Quarter          2.21         1.08
                            Fourth Quarter         1.19         0.68
Fiscal Year 2003            First Quarter          1.18         0.76
                            Second Quarter         1.44         0.72

         Our common stock is subject to Rule 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

         As of September 2, 2003, we had 19,066,213 shares of common stock issued and outstanding, which were held by approximately 400 shareholders of record. As of June 24, 2003, there were 760 beneficial owners whose shares were held in "street name." The transfer agent for our common stock is Interwest Transfer Company, 1981 East 4800 South, Salt Lake City, Utah 84117.

                                 DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

                                    BUSINESS

OVERVIEW

         Genius Products, Inc., is a producer, publisher and distributor of classical, instrumental and vocal cassettes, CDs, videos and DVDs for children under the Baby Genius and Kid Genius brand name. We sell our products through retail outlets nationwide and through numerous commercial retail websites on the Internet, including our own website, www.GeniusProducts.com. The trademark Baby Genius is registered, allowed or pending in the United States across a wide range of baby and child product categories. We began distributing music products for children under the Kid Genius brand in June 2003. We have also licensed and intend to license the audio or video rights of other well-known and best-selling children's brands. We are producing three CDs each to complement best selling children's books such as Guess How Much I Love You(TM), Curious George(TM) and Raggedy Ann and Andy(TM).

         In addition to our products aimed at babies, infants and children, we are producing other innovative music CD titles and gift sets that we are presenting to our current retail accounts. These innovative titles include music relating to yoga, meditation, nature and holidays, among others. Current titles include "Touch of an Angel" and "Winter Wonderland." The gift sets will package new and existing CD titles with gift items such as Christmas ornaments, picture frames and candles. We have obtained the video and DVD rights for 156 original BOZO the Clown(TM) live television shows and have entered into a license agreement with Falcon Picture Group, LLC, for the distribution of a majority of its audio and video products, including AMC branded DVD movie and television collections. We plan to distribute these products through our existing distribution network to major mass-market retailers.

         Our corporate mission is TO BE A LEADING PROVIDER OF FAMILY ENTERTAINMENT PRODUCTS, focused on developing, creating and acquiring quality children's and family entertainment brands. We plan to publish cassettes, CDs, DVDs, videos and other interactive media for the entire family under our brand names. We have also licensed the Baby Genius brand name to a number of third-party companies, allowing them to produce toys, books, apparel and other products. We intend to continue to seek manufacturers of top quality baby and children's products who are interested in licensing the Baby Genius and Kid Genius brand names.

         Our business model projects revenues from four sources:

                  o Sales of our "Genius" cassettes, CDs, videos and DVDs;

                  o Licensing revenues from the licensing and merchandising of products under the Baby Genius, Kid Genius or other Genius brand names;

                  o Revenues from our video distribution agreement with Warner Home Video ("WHV") for Baby Genius and Kid Genius brand videos and DVDs; and

                  o Revenues from the sale of other music, video and related products.

         We were incorporated in the State of Nevada on January 6, 1996, under the name Salutations, Inc. ("Salutations"). In September 1997, Salutations acquired all of the outstanding shares of a company called International Trade and Manufacturing Corporation ("ITM"), a Nevada corporation founded in 1992. At the time of the acquisition, Salutations was a public company with shares quoted on the Over the Counter Bulletin Board ("OTCBB"). Immediately after the acquisition, Salutations assumed all of the operations and businesses of ITM and changed its name to International Trading and Manufacturing Corporation ("ITMC"). The original business of ITM/ITMC involved the design, development and distribution of semi-precious and precious gemstone and costume jewelry. In October 1999, we changed our name again from International Trading and Manufacturing Corporation to Genius Products, Inc., to reflect our current primary business of producing, publishing and distributing children's audio and video products.

CHILDREN'S PRODUCTS

         We are primarily focused on developing, producing and acquiring quality children's entertainment brands.

         BABY GENIUS

         In September 1998, we commenced development of a line of classical music cassettes and CDs for children under the Baby Genius brand name. This was inspired by a proclamation by the Governor of Georgia, Zell Miller, which stated that all newborn children should receive a free classical CD or cassette as a gift from the state to enhance the child's intellectual development and well being. This was validated by certain published reports indicating that classical music could play an important role in a child's mental development. We now publish, distribute and license a line of musical cassettes, CDs, DVDs and videos for children under the Baby Genius brand name and publish a website at www.GeniusProducts.com.

         According to the U.S. Census Bureau, approximately 3.9 million babies were born in the United States in each of the last five years. With respect to our future product lines, our targeted markets are the parents, family and friends of all children in the targeted age category.

         Baby Genius products are developed for children from birth to 36 months. Baby Genius cassettes and CDs come in three series: Classical, Instrumental and Vocal. We currently have 23 titles in our Baby Genius music catalog. Our cassettes and CDs are sold individually and in three and five packs which are packaged in vinyl and paper boxes. Baby Genius videos contain real life and animated images accompanied by classical music. There are seven Baby Genius videos and two DVDs in the current video library. Baby Genius videos and DVDs are distributed by WHV.

         The Baby Genius product line is endorsed by Public Radio Music Source and Minnesota Public Radio ("MPR"), a subsidiary of Minnesota Communications Group ("MCG"). MCG funded a portion of the Baby Genius development costs and has been instrumental in assisting us to obtain classical music licenses. MPR and MCG are both current shareholders and continue to work with us on music licensing and production.

         The quality of our products has been recognized by various parties. Baby Genius music received the National Parenting Publications Gold Award and a Parents' Choice Award from the Parents' Choice Foundation in 1999. All seven of our videos have won the Film Advisory Board's Award of Excellence and are endorsed by Kid's First! for the Coalition for Quality Children's Media. In addition, our video "The Four Seasons" won the Kid's First! Video of the Year for 2001, and our "A Trip to the San Diego Zoo" video won PARENTING MAGAZINE'S Video of the Year Award for 2002.

         KID GENIUS

         We introduced a new line of music products under the Kid Genius brand name in June 2003. While Baby Genius entertainment products are developed for children up to the age of three, Kid Genius music and videos are being developed for children ages three to seven, and we view this new line of products as a logical progression in the "Genius" franchise. Kid Genius videos are in the development phase, and we expect to introduce them during 2004.

         DK PUBLISHING

         In June 2003, we signed a five-year licensing agreement with DK Publishing, the illustrated book publisher, to produce a series of infant and toddler books co-branded under the DK and Baby Genius brands. This agreement provides DK with certain exclusive publishing rights throughout the world in all languages with a royalty payment on the book sales. The first four books, "Baby Animals," "Colors," "Counting" and "Shapes," are expected to be in stores October 2003. The books are designed for children age 3-18 months, and the next four books in the series, for children age 18-36 months, will be released in Spring 2004. DK Publishing, a Pearson company, is a book publisher which uses a distinctive, highly visual style in its books for adults and children. The development of this line of books will combine DK's distinctive look and style with Baby Genius' approach to learning.

         TORMONT PUBLICATIONS

         In July 2003, we signed a multi-year licensing agreement with Tormont Publications, a Montreal-based publisher, to produce a series of music books under the Baby Genius brand. This agreement provides Tormont with non-exclusive distribution rights in the U.S. (including its territories, possessions and military bases) and Canada with a royalty payment on the book sales. The agreement expires on June 30, 2006, with an automatic renewal until June 30, 2008, if Tormont is in full compliance with the terms of the agreement. The first book in the series, "Baby Genius - Play Me a Song!," features a built-in electronic piano and teaches children to play 12 easy-to-learn songs, including such favorites as "No More Monkeys Jumping on the Bed," "Twinkle, Twinkle Little Star," and "Vinko the Dancing Bear." The piano book, which comes with a full-length CD, is expected to be available this October. Tormont Publications specializes in producing high-quality novelty children's books at reasonable prices. From giant game books and activity kits to puzzle atlases and piano books, they combine innovative book formats with informative and entertaining contents. Since 1984, they have been developing beautifully illustrated books for children of all ages. We will work with Tormont to develop other interactive, music-based books that highlight Baby Genius characters and teach children about music while having fun.

         LICENSED PRODUCTS

         In addition to developing and licensing our own Genius brand name products, we are seeking licenses for the audio and/or video rights for established third-party properties. In this regard, we have identified the children's book market as an area we believe to be an undeveloped, high-quality content source from which we are attempting to acquire various music rights. We believe the children's book market has highly developed brands that may be easily incorporated into active listening activities revolving around the books. We believe that music related to best selling children's books represents a large, untapped license opportunity and that there is a significant opportunity for us to develop and expand our product offerings around these best-selling books.

         GUESS HOW MUCH I LOVE YOU(TM)

         In December 2002, we entered into a licensing agreement with Walker Books Limited, the publisher of Guess How Much I Love You(TM). Under the terms of this agreement, we will create a full line of music CDs that complement Sam McBratney's bedtime story. This agreement expires on June 30, 2005, and provides us with non-exclusive manufacturing, distribution and sales rights in the U.S. (including its territories and possessions) and Canada with a royalty payment on the music sales. Music created under the agreement becomes the property of the licensor. Guess How Much I Love You(TM) seeks to measure the immeasurable: the love between a parent and a child. First published in 1995, Guess How Much I Love You(TM) has become an international best seller, published in 32 countries and 29 languages, and 12 million copies of the book have been sold. It has won numerous awards, including an American Booksellers Book of the Year Award, an Association of Booksellers for Children's Award Choice, an American Library Association Notable Children's Book, BOOKLIST Editors' Choice, CHILD MAGAZINE Best Book of the Year, the Oppenheim Toy Portfolio Platinum Award and the PARENTING MAGAZINE Magic Award. We expect the Guess How Much I Love You(TM) music product line to debut in September 2003.

         CURIOUS GEORGE(TM)

         In August 2003, we entered into a licensing agreement with the licensing agent of Curious George(TM) products to create music inspired by the adventures of the famous monkey, which will complement the other licensed products and books available at retail. This agreement expires on December 31, 2006, and provides us with non-exclusive distribution rights in the U.S. and Canada, in the English language, with a royalty payment on the music sales. Music created under the agreement becomes the property of the licensor. Created in 1940 by H.A. and Margret Rey and published by Houghton Mifflin in 1941, Curious George(TM) has endeared himself to generations of children and adults all over the world. The Curious George(TM) titles have sold more than 27 million books worldwide and have been translated into more than 14 languages. Houghton Mifflin Company, the publisher of the classic storybooks and the copyright holder, is releasing three new titles this year, "Curious George(TM) and the Birthday Surprise," "Curious George(TM) Visits the Library" and "Curious George(TM) and Friends: Favorite Stories by Margret and H.A. Rey." We expect the Curious George(TM) music product line to debut in the fourth quarter of 2003.

         RAGGEDY ANN & ANDY(TM)

         In August 2003, we entered into a licensing agreement with the licensing agent for the publisher of the classic book series Raggedy Ann & Andy(TM) to create a full line of music cassettes and CDs inspired by Raggedy Ann & Andy(TM), which will complement the existing licensed products that feature these characters. This agreement expires on May 31, 2006, and provides us with non-exclusive distribution rights in the U.S. (including its territories, possessions and military exchanges) and Canada with a royalty payment on the music sales. Music created under the agreement becomes the property of the licensor. While the brand has been used since 1915, in the last three years it has enjoyed a resurgence, with three sold-out shows on QVC, a new licensing program with over 54 licensees selling product from Wal*Mart to FAO Schwartz and a new publishing program that now boasts over 20 titles. In March 2002, Raggedy Ann(TM) was inducted into the National Toy Hall of Fame. This music collection will celebrate the spirit of America and classic family values inspired by the themes of love, compassion and generosity conveyed through the stories of Raggedy Ann & Andy(TM). We expect this music product line to debut in the fourth quarter of 2003.

         FAMILY PRODUCTS

         BOZO THE CLOWN(TM)

         In November 2002, we entered into an exclusive worldwide agreement with Falcon Picture Group, LLC, to distribute the classic live BOZO the Clown(TM) television shows on video and DVD. This distribution agreement expires on August 15, 2004, with annual options to extend the agreement until August 15, 2007, and calls for a distribution fee and a royalty to be paid on the sales of videos and DVDs. Our research shows the worldwide BOZO the Clown(TM) franchise to be significant. At this time, we estimate that approximately one out of every ten Americans in the United States has been on a live BOZO the Clown(TM) Show and that over 100 million people have watched BOZO the Clown(TM) on television. The BOZO the Clown(TM) Show reached approximately 50 million U.S. homes weekly on WGN and the Superstation until September 2001.

         As part of the launch of the BOZO the Clown(TM) television products on video, Genius Products has obtained the rights for the digitally remastered shows and has created 3-D animation to enhance the shows. The first two BOZO the Clown(TM) videos are currently being released. We have begun a public relations campaign for the BOZO the Clown(TM) video release.

         AUDIO PROGRAMS AND DIGITALLY REMASTERED CLASSIC MOVIE AND TELEVISION SHOWS; AMC BRANDED DVD MOVIE AND TELEVISION COLLECTIONS

         On September 8, 2003, we entered into a license agreement with Falcon Picture Group, LLC, for the exclusive rights to distribute a majority of its audio and video products, including AMC branded DVD movie and television collections, in the U.S. and Canada. This agreement expires on July 1, 2006, with an automatic renewal for an additional three years if both parties are fulfilling their obligations under the agreement, and calls for a royalty to be paid on the sales of the video and audio products. We have committed to pay a minimum annual royalty of $240,000 and to have Falcon digitally remaster a minimum of 100 hours of classic movies and television programs per year at a cost of $350,000 for the first 150 hours of programming (payable in cash or stock). Additional hours of remastered programming will cost $2,500 per hour.

         We plan to distribute these digitally remastered classic movies and television and radio shows on DVD and CD through our existing distribution network to major mass-market retailers. Three AMC branded collections are being produced: AMC MonsterFest, AMC Movies and AMC TV for Movie People. The first collection, AMC MonsterFest, is scheduled to be released in retail stores in October 2003. The agreement also provides us with an option to acquire Falcon's assets in the next three years for $3,600,000 (payable in cash or stock or a combination of cash and stock). As partial consideration for the issuance of the option, we issued to Falcon 70,922 shares of our common stock, with a market value of approximately $100,000 based on the average of the closing market price of the common stock as of September 8, 2003, the date of issuance of such shares, and July 1, 2003, the effective date of the agreement. The BOZO(TM) shows described above are excluded from this agreement.

OTHER PRODUCTS

         We are developing other music products and gift sets that we expect to market to our existing retail customers by the end of 2003. These products will utilize our ability to create and provide quality music-based products and utilize existing distribution channels.

JEWELRY BUSINESS

         We distribute a line of jade and gemstone jewelry that is sold over the Home Shopping Network under our Sanuk brand. Sales to the Home Shopping Network have been decreasing, and we are planning to phase out the jewelry business in 2003 as it distracts from our core business and does not contribute significant net revenues.

DISTRIBUTION

         Our product line is distributed through our own distribution center in Iowa and also through several national distributors. We also have an exclusive production and distribution agreement with WHV for our Baby Genius and Kid Genius video series.

         Genius Products has excellent relationships with retailers nationwide and is a direct supplier to nearly every major retailer that carries music and/or video products, with distribution in over 8000 retail locations. Genius Products music and videos are currently available at retail outlets nationwide, including mass retail stores such as Target, Wal*Mart, Kmart, Meijer, ShopKo and Sam's Club; children's toy stores such as Toys R Us and Babies R Us; music and video stores such as Best Buy and Musicland/Sam Goody; book stores such as Borders and Barnes & Noble and other non-traditional outlets. Baby Genius products are also sold on numerous Internet websites including leading music, book and toy sites, such as Amazon.com and Borders.com. On February 8, 2002, Genius Products entered into an exclusive production and distribution agreement with WHV, a division of Time Warner Entertainment Company. This agreement provides WHV with exclusive worldwide distribution rights for our videos sold under the Baby Genius and Kid Genius brand names, except for certain titles in Argentina, Australia, Chile, Hong Kong, New Zealand, the Philippines and Singapore. Under the WHV agreement, we expect that at least two new Baby Genius video titles will be produced and distributed each year; however, fewer titles may be released if market conditions so warrant or under other circumstances. We produced four new videos in 2002: "A Trip to the San Diego Zoo" and "Animal Adventures," which were produced in association with signing the distribution agreement, and "Underwater Adventures" and "Favorite Nursery Rhymes," produced in the fourth quarter of 2002. We pledged our rights in our Baby Genius and Kid Genius brand name videos to WHV as security for our obligations under the WHV agreement.

MARKETING AND SALES

         Our marketing and sales strategies are designed to build up the Genius brand name for the retail, Internet and licensing components of our business. We use what we consider to be innovative and relatively low-cost marketing techniques, including public relations, in-store advertising programs, and cross-marketing with customers of our strategic partners, including Kellogg's, Fazoli's, Gerber and Playtex. We continue to exhibit at select industry trade shows. Our new products are marketed to our existing mass-market retail customers through our existing distribution channels.

         We own the majority of our vocal and instrumental music content. Genius Products has built a considerable catalog of royalty-free children's music that allows us to use low-cost music for most of our audio products.

THIRD-PARTY LICENSES

         We license our classical music from Naxos of America, Inc. ("Naxos"). The various license agreements we have with Naxos terminate upon the expiration of the copyright of the music which is held by Naxos, or upon our discontinuation of the product line. We also pay royalties to other parties for selected songs that were chosen for inclusion in the Baby Genius product line.

         During 2002, as discussed above, we obtained an exclusive worldwide agreement to distribute the original BOZO the Clown(TM) television shows on video and DVD. This distribution agreement calls for a distribution fee and a royalty to be paid on the sales of videos and DVDs. In September 2003, we entered into a license agreement for the exclusive right to distribute a majority of Falcon Picture Group's audio and video products, including AMC branded DVD movie and television collections, in the U.S. and Canada. This license agreement calls for a royalty to be paid on the sales of the video and audio products.

         Also as discussed above, we have entered into licensing agreements to develop, manufacture and distribute music CDs in association with the books Guess How Much I Love You(TM), Curious George(TM) and Raggedy Ann and Andy(TM). These agreements call for a royalty to be paid on all related music sales. Ownership of the music we create for these products becomes the property of the licensor.

COPYRIGHTS, TRADEMARKS AND LICENSES

         We have applied for trademarks under the Baby Genius, Kid Genius and other Genius names across a range of product categories. As of September 2, 2003, the status of our Trademark Applications is as follows:

------------------------------- ---------------------------- ---------------------------- ----------------------------
MARK                            REGISTERED                   ALLOWED                      PENDING
------------------------------- ---------------------------- ---------------------------- ----------------------------
Baby Genius                     Music                        Cartoon Characters           Television Shows; Motion
                                Books                                                     Pictures; and Live
                                Clothing                                                  Performances by Costumed
                                Toys                                                      Characters
                                Baby Bottles
                                Infant Cradles
                                Bassinets
                                Bedroom Furniture
                                Highchairs
                                Furniture Toy Boxes
                                Playpens
                                Infant Walkers
                                Sleeping Bags
                                Pillows
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Music                                                     Television Shows; Motion
Kid Genius                      Books                                                     Pictures; and Live
                                Clothing                                                  Performances by Costumed
                                Toys                                                      Characters
------------------------------- ---------------------------- ---------------------------- ----------------------------
Child Genius                    Music
                                Books
                                Clothing
                                Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Little Genius                   Music
                                Books
                                Clothing
                                Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                       16



------------------------------- ---------------------------- ---------------------------- ----------------------------
MARK                            REGISTERED                   ALLOWED                      PENDING
------------------------------- ---------------------------- ---------------------------- ----------------------------
Parent Genius                                                                             Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Got Baby                                                     Advertising
------------------------------- ---------------------------- ---------------------------- ----------------------------
Genius Gear                                                  Clothing
------------------------------- ---------------------------- ---------------------------- ----------------------------
Genius Products                 Wholesale and retail
                                services for general
                                merchandise, and
                                advertising.
------------------------------- ---------------------------- ---------------------------- ----------------------------
Genius Entertainment                                                                      Music
------------------------------- ---------------------------- ---------------------------- ----------------------------
DJ the Dinosaur                                                                           Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Harmony the Kitty                                                                         Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Major the Dog with the                                                                    Music
Golden Ears                                                                               Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Oboe the Monkey                                                                           Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Rhythm the Rabbit                                                                         Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Vinko the Dancing Bear                                                                    Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Tempo the Tiger                                                                           Music
                                                                                          Books
                                                                                          Clothing
                                                                                          Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Carnegie Falls                                                                            Television Shows; Motion
                                                                                          Pictures; and Live
                                                                                          Performances by Costumed
                                                                                          Characters
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                       17



------------------------------- ---------------------------- ---------------------------- ----------------------------
MARK                            REGISTERED                   ALLOWED                      PENDING
------------------------------- ---------------------------- ---------------------------- ----------------------------
Lifetones Music                                                                           Music
------------------------------- ---------------------------- ---------------------------- ----------------------------
The Zoo Collection by Kid                                                                 Toys
Genius
------------------------------- ---------------------------- ---------------------------- ----------------------------
Zoo Babies                                                                                Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Music For Life                                                                            Music
------------------------------- ---------------------------- ---------------------------- ----------------------------
Celebrate the Season                                                                      Music
------------------------------- ---------------------------- ---------------------------- ----------------------------
Celebrate the Seasons                                                                     Music
------------------------------- ---------------------------- ---------------------------- ----------------------------
Noah's Ark Collection                                                                     Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------
Noah's Babies                                                                             Toys
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Registration of the Baby Genius brand name in Mexico, Japan, Canada, Korea and the countries of the European Union are in process for our product categories covering music videos, music, books, clothing and toys.

         We have entered into distribution agreements with companies located in the United States, Canada, the Philippines, Singapore, Hong Kong, Argentina and Chile, and with the Australian Broadcasting Corporation in Australia and New Zealand. In each of these instances, we receive licensing fees for the licensed products that are produced and sold by the licensees. These products include Baby Genius music products and videos in certain countries and products developed by the licensees for sale that utilize Genius Products brand names and marks. While we hope to enter into relationships with other international distributors, there can be no assurance that any such relationships will be entered into or, if we do enter into any such relationships, that they will result in profitable or any international sales.

         We believe that our brand names Baby Genius, Kid Genius and the other related family of Genius names and marks that we have listed have significant licensing potential across a broad range of products. In June 2000, we entered into a master licensing representation agreement with Global Icons, LLC. Through representation by Global Icons, LLC, we have entered into license agreements with the following companies:

                                                                                  EXPIRATION
   LICENSEE                        PRODUCT                 ROYALTY %                 DATE        TERRITORY
------------------          --------------------------    -----------           --------------   ----------
AME                         Infant & Toddler Sleepwear       8                      12/31/03        U.S.

Baby Boom                   Mobiles, Pull Toys, Plush        8-10                   12/31/03        U.S.
                            Pillows, Crib, Lights,
                            Bookends

Catton Apparel              Infant & Toddler Apparel         6-8                     2/28/04        U.S.

DK Publishing               Infant & Toddler Books           2.5-10             5 years from date   World (in all
                                                                                of publication of   languages)
                                                                                    each book

J. Wasson                   Diaper Bags                      9                      12/31/03        U.S./Canada

NYCE Kids                   Infant Care Products             8                       6/30/04        U.S.

Tormont Publications        Musical Books                    $.50 per book           6/30/06        U.S./Canada

Weisner Products            Infant and Toddler Footwear      7-10                   12/31/04        U.S.

         We have pledged our rights regarding our Baby Genius and Kid Genius video titles to Warner Home Video in connection with the signing of a production and distribution agreement with Warner Home Video. See "Distribution."

SUPPLIERS AND COMPLIANCE WITH ENVIRONMENTAL LAWS

         We are able to obtain our cassettes, CDs, videos and DVDs from a variety of suppliers. These items are readily available, and we would not expect our production to be seriously affected by the failure of any one supplier.

         We are not aware of any environmental laws that affect our business.

INTERNET BUSINESS

         We are currently reformatting our website (www.GeniusProducts.com). Consumers who visit the website can purchase our music products directly from us. We are also creating a business-to-business section that will allow smaller independent retailers to order our products for resale in their stores. We believe that a continued Internet presence is desirable in that it aids in consumer sales, business-to-business sales and name recognition and, in doing so, assists our retail business.

COMPETITION

         The retail and Internet markets for infant and toddler developmental, educational and entertainment products and for family entertainment products, including cassettes, CDs, videos and DVDs, are highly competitive. We face significant competition with respect to the number of products currently available, as well as in securing distribution and retail outlets. The costs of entry into the retail and Internet markets for competitive products are low, and there are no significant barriers to entry. There are many companies who could introduce directly competitive products in the short term that have established brand names, are better funded, have established distribution channels, and have greater resources than us. These established companies include Disney, Fox, Paramount, Sony and Time-Warner.

         Within the category of children's music, established competitors include:

                  o        St. Clair

                  o        Direct Source

                  o        Twin Sisters

                  o        Disney

                  o        Great American Audio

                  o        Music For Little People

                  o        Kid Rhino

         Within the category of videos for children, established competitors include:

                  o        The Baby Einstein series by Disney

                  o        So Smart

                  o        Brainy Baby

                  o        Barney series by Lyrick Studios

                  o        Dr. Seuss series by Fox Home Entertainment

                  o        Little Bear series by Paramount Home Video

                  o        Madeleine, The Jungle Book, The Little Mermaid,

                  o        Winnie-the-Pooh by Disney Home Video

                  o        Paddington Bear series by Time-Life

                  o        Sesame Street series by Sony Wonder

                  o        Teletubbies series by PBS Home Video/Warner

EMPLOYEES

         We currently have thirteen full-time employees and one part-time employee. None of our employees are represented by an organized labor union. We believe our relationship with our employees is good, and we have never experienced an employee-related work stoppage. We will need to hire and retain highly qualified management personnel in order to execute our business plan. No assurance can be given that we will be able to locate and hire such personnel, or that, if hired, we will continue to be able to pay the higher salaries necessary to retain such skilled employees. We have employment contracts with our executive officers. See "Certain Relationships and Related-Party Transactions."

FACILITIES

         In September 1998, we entered into a sublease agreement for a 3,928 square foot facility located in San Diego, California, which we use as our principal executive offices. This sublease is for a five-year term which commenced in December 1998. Our monthly rent for this space is as follows:

               MONTH OF TERM                                   AMOUNT
               -------------                                   ------
               1-12.......................................   $9,034.40
               13-24......................................   $9,230.80
               25-36......................................   $9,427.20
               37-48......................................   $9,623.60
               49-60......................................   $9,820.00

         When the current facility lease expires in December 2003, we intend to relocate our principal executive offices. Management believes that we will be able to obtain a suitable facility of the same size or larger in the same area for an amount that is less than the current monthly lease.

         On May 1, 2002, we entered into a sublease arrangement with the Meader Family Trust, a related party, under which we rent a portion of a warehouse facility (approximately 5,000 square feet) in Atlantic, Iowa, for a monthly rent of $1,700. This centrally located facility is used to distribute Baby Genius products to certain customers. The lease expires in May 2004. We believe that these facilities are adequate for the immediate future. See "Certain Relationships and Related-Party Transactions."

         On May 1, 2003, we entered into a sublease arrangement with Julie Ekelund, one of our Executive Vice Presidents, under which we rent office space of approximately 900 square feet in Excelsior, Minnesota, for a monthly rent of $800. These offices are used by our Minnesota-based sales team. The lease expires in May 2004. We believe that these facilities are adequate for the immediate future. See "Certain Relationships and Related-Party Transactions."

                                LEGAL PROCEEDINGS

         On September 23, 1999, the Securities Administrator of the State of Washington (the "Securities Administrator") filed a Summary Order to Cease and Desist with the State of Washington Department of Financial Institutions Securities Division against us, the Martin Consulting Group, Martin H. Engelman, and their employees and agents. The relief sought is that the respondents cease and desist from violations of RCW 21.20.140, 21.20.040, and 21.20.010 of the Securities Act of Washington. The Summary Order to Cease and Desist alleges, among other things, that Mr. Engelman and Genius offered to sell shares of our common stock that were not registered in the state or otherwise qualified for an exemption from registration. We hired Mr. Engelman to represent us at the Third Annual Seattle Money Show and to provide information to interested parties about us and our products. We are in discussions with the Securities Administrator regarding entering into an administrative order and although no terms of an administrative order have yet been proposed by the Securities Administrator, the purpose of entering such an order would be to resolve all claims based on the allegations set forth in the Summary Order to Cease and Desist. A total of approximately $241,240 of our shares of common stock were sold in the State of Washington, and we anticipate that any resolution of this matter with the Securities Administrator would include our making an offer to repurchase these securities for the amount paid for them, plus interest thereon from the date of purchase. Until we receive a draft administrative order from the Securities Administrator, we are unable to determine the ultimate effects or consequences of such an order. We have been requested to provide the Securities Administrator with certain information before a draft administrative order will be prepared, and we are currently compiling such information. If we determine that the terms of a proposed administrative order are not acceptable, we would likely contest the Summary Order to Cease and Desist at a hearing. The potential costs of a hearing and the uncertainty of the outcome leads us to believe, however, that entering into an administrative order on acceptable terms is in our best interests. Entering into an administrative order may affect our business or our ability to raise capital in the State of Washington and those states where having an outstanding administrative order may result in the loss of certain available exemptions from registration of securities.

         All sales of our shares of common stock in the State of Washington were made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). There has been no change in the status of this issue to date.

         We are not a party to any other legal or administrative proceedings.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risks Relating to Our Business," "Description of Business" and elsewhere in this document. See "Forward-Looking Statements."

RESULTS OF OPERATIONS

         During 2000 and again in 2001, we redesigned the Baby Genius corporate identity to reinforce its strong branding and image in the marketplace. We believe that our new identity resulted in stronger product sales in 2002. During 2000 and 2001, we signed agreements with several licensees to manufacture a variety of products with the Baby Genius identity (for details see our "Copyrights, Trademarks and Licenses" section). During 2002, licensing revenues increased as we continued to seek additional licensing partnerships. During 2002, we reached agreements to sell directly to several major retailers in addition to our existing distributors, and we phased out several customer relationships that we had entered into during 2001. During 2002, we entered into a long-term exclusive production and distribution agreement with WHV for our Baby Genius and Kid Genius brand videos. This precluded us from selling
Baby Genius and Kid Genius brand videos directly to retailers on a wholesale basis, except for a few minor overseas territories.

         During 2002, we were successful in building a sizeable distribution network. This has enabled us to obtain the audio rights for other successful children's properties such as Guess How Much I Love You(TM), Curious George(TM) and Raggedy Ann and Andy(TM). We are currently in negotiations to obtain a number of other audio and/or video licenses for successful children's brands. We believe that, if obtained, we can distribute the titles based upon these brands to our existing wholesale and retail clients. By greatly enhancing the horizontal scope of our product offerings, we believe that we can obtain additional shelf space and sales. By adding well-known properties to our product line, we intend to become a significant force in the children's audio entertainment business. No assurance can be made that we will be able to obtain additional children's brands or that, if obtained, such brands will prove to be profitable for us.

         In our efforts to continually reevaluate and improve our products, in the last year we started changing the background color of our audio titles retailing at Target and Sam's Club to a white background and have seen greatly increased sell-through numbers. We intend to change the background colors of most of our titles to a white background in the near future.

         We expected the agreement with Warner Home Video to provide significant royalties during the last one-year period. Due to difficulties in the distribution of the product by WHV, sales of our videos and the resulting royalties have been minimal. Management believes that this not only impacted our royalties, but that it also impacted our ability to attract licensees. We believe that we may need to change the cover art and pricing structure of these videos to improve distribution. We continue to meet with WHV to address and work to resolve these matters. No assurance can be made that the WHV agreement will prove to be profitable for us.

         We are also developing additional music lines and gift sets (audio CDs with gifts) for our existing retail clients. We hope to start selling these in the third quarter of 2003. We also believe that we will be able to increase distribution of these products by adding specialty stores such as hospital gift stores, drugstores and other outlets by later this year and in 2004.

         We believe that over the past three years we have built a strong distribution network and have fostered strong relationships with many wholesale and retail buyers. We believe that this will allow us to place new properties that we are able to produce or acquire with these stores and thereby increase our sales.

DISCUSSION OF THE SIX MONTHS ENDED JUNE 30, 2003 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2002

         Total revenues increased 5% ($50,054) to $1,138,607 for the six months ended June 30, 2003, as a 7% increase in sales of music products and increases in licensing revenue and royalties recognized on our videos were partially offset by a decrease in jewelry sales. Jewelry sales in the six months ended June 30, 2003 were 14% of product sales as compared to 25% of product sales in the year earlier period. It should be noted that there were no royalties on videos in the first quarter of 2002. Sales returns, discounts and allowances increased slightly in the current six month period due to the higher reserve rate. Net revenues increased 1% as compared to the second quarter of 2002, as the higher reserve for returns offset the increase in licensing and royalties.

         The cost of revenues for the six months ended June 30, 2003 were 61% of net revenues as compared to 71% in the same period in 2002. The prior year six month period reflects clearance and write off of old music and jewelry inventory and the charge to operations for promotional products. Both periods reflect the low level of revenues in relation to fixed operating costs.

         Sales and marketing expenses increased 135% to $458,249 for the six months ended June 30, 2003 as compared to $195,230 for the same period in 2002 as the result of personnel costs, and increased advertising and consulting expenses.

         Product development expenses increased by 44% to $264,834 in the first six months of 2003, as compared to $184,014 in the first six months of 2002 due to increased personnel costs and related expenses incurred in the development of new products. Expenditures for product development that were capitalized in the six months ending June 30, 2003 totaled $280,939.

         General and administrative expenses decreased by 39%, to $926,560 for the six months ended June 30, 2003, as compared to $1,508,036 for the year earlier period. This decrease was primarily due to higher costs associated with the issuance of options and warrants to non-employees in the prior year second quarter, as well as higher consulting costs in the prior year six month period.

         Interest income in the six months ended June 30, 2002 was higher due to the funds received from the private placement. The net loss for the six months ended June 30, 2003 of $1,252,009 was less than the net loss of $1,551,823 for the first six months of 2002 due to the higher cost of sales and higher general and administrative expenses of the prior year period.

         Net cash used in operations during the six months ended June 30, 2003 was $983,922, primarily due to the net loss and increases in prepaid expenses and inventories. This was offset by an increase in accounts payable, depreciation and amortization, and stock option costs. In the six months ended June 30, 2002, net cash used in operations of $1,435,623 was primarily the result of the net loss, the reduction in accounts payable, and the increase in accounts receivable. These were offset by stock option costs, stock issued for services and the increase in deferred income.

         Net cash used in investing activities in the six months ended June 30, 2003 was $298,604, primarily as the result of the development of production masters. In the six months ended June 30, 2002, net cash used in investing activities was $369,227, as the result of the development of production masters and expenditures for property and equipment.

         Cash flows from financing activities of $1,219,920 and $2,999,206 in the six month periods ending June 30, 2003 and 2002, respectively, were primarily from the sale of our common stock.

DISCUSSION OF FISCAL YEAR ENDED DECEMBER 31, 2002 COMPARED WITH THE FISCAL YEAR ENDED DECEMBER 31, 2001

         Product revenues increased $841,128 or 59% during 2002 to $2,266,481, as compared to $1,425,353 in 2001. This increase was caused almost entirely by increased music product sales, which increased 82% in the current year as the result of new major retail customers and sales of our new multi-CD packs (3 or 5 CD packages in vinyl or chipboard sleeve packaging) that were well received by both new and existing customers. Music product revenues were $1,693,475 in 2002 as compared to $931,528 in 2001. Jewelry product revenues increased by 6% to $521,958 in 2002 as compared to $490,258 in 2001.

         Licensing revenues increased to $124,931 during 2002 from $20,351 during 2001, as the companies we reached agreements with in late 2001 and in 2002 began to sell the licensed products. 2002 was the first full year that licensing revenues were received from most of the licensees.

         Royalties are entirely those resulting from our agreement with Warner Home Video, and as noted above, were recorded primarily in the third quarter of 2002. There were no corresponding royalties in 2001.

         Gross revenues increased $1,172,133 or 81% during 2002 to $2,617,837, as compared to $1,445,704 in the prior year, primarily as the result of increases in music sales, licensing revenue and royalties.

         Sales returns and allowances increased $383,117 during 2002 to $474,137, from $91,020 during 2001. As previously noted, this increase was more than anticipated due to changes in some customer relationships and the new agreement with Warner Home Video. Sales returns and allowances were 21% of product sales during 2002, but based on our experience and our current customers, management believes that they will be approximately 15% in the coming year.

         Net revenues increased by $789,016 or 58% to $2,143,700 for the twelve months ended December 31, 2002, from $1,354,684 for the twelve months ended December 31, 2001, primarily due to increased sales of our Baby Genius music products.

         Cost of sales consists primarily of the cost of products sold to customers, packaging and shipping costs, commissions relating to licensing revenues, costs related to our video royalties and provisions for obsolescence of inventory. Cost of sales during 2002 was 54% of gross revenues, as compared to 45% during 2001, primarily due to the increased amount of multi-packs sold in 2002 and due to lower margins on jewelry sales in the current year. The single CDs and cassettes that made up a large part of product revenues in 2001 have higher margins than the multi-pack products that are in demand by our customers. Jewelry sales margins are lower due to the competitive pressures in the jewelry sales market. We intend to phase out the jewelry business by the end of 2003 as this revenue is replaced by higher-margin music-product sales.

         Sales and marketing expenses consist of costs for consultants, marketing personnel and promotional activities. Sales and marketing expenses decreased by $169,829 or 41% to $245,068 for the year ended December 31, 2002, from $414,897 for 2001. This decrease is primarily the result of reduced promotional costs and reduced trade show expenses. Sales were primarily handled by executive management whose costs are reflected in general and administrative expenses.

         Product development expenses consist of personnel, consultants and services in the development of the Baby Genius product line. Product development expenses increased by 59% or $198,662, to $534,646 for the year ended December 31, 2002, as compared to $335,984 for the year ended December 31, 2001. The increase was primarily due to increased personnel costs and an increase in product development costs related to the production of four new videos that were facilitated by funding received during the year.

         General and administrative expenses consist of payroll and related costs for executive and administrative personnel, consulting services, professional fees and other general corporate expenses. General and administrative expenses increased by 18% or $421,039, to $2,707,018 for the year ended December 31, 2002, from $2,285,979 for the year ended December 31, 2001. This increase was primarily due to increased consulting services, personnel costs and professional fees. Significant portions of consulting services and personnel costs were the result of shares issued instead of cash payments in both years.

         Interest income during 2002 is primarily interest earned on money market accounts. Interest expense in 2002 is primarily on stock subject to rescission and convertible debentures. Interest expense in the current year is lower than during 2001 due to lower interest expense on short-term loans.

         Net cash used in operating activities was $1,992,545 and $862,880 for the year ended December 31, 2002, and December 31, 2001, respectively. Net operating cash flows for the year ended December 31, 2002, were primarily attributable to operating losses of $2,788,082 and reduction in accounts payable, partially offset by non-cash charges for depreciation and amortization, stock and options issued for services and compensation and an increase in unearned income - royalties. Net operating cash flows for the year ended December 31, 2001, were primarily attributable to operating losses of $2,427,032, partially offset by non-cash charges for depreciation and amortization and stock and options issued for services and compensation and an increase in accounts payable.

         Net cash used in investing activities was $795,644 and $143,154 for the year ended December 31, 2002, and December 31, 2001, respectively. Net cash used in investing activities for the year ended December 31, 2002, was primarily attributable to the development of production masters as we continued development of new music and video products, as well as additions to property and equipment. Net cash used in investing activities for the year ended December 31, 2001, was mainly attributable to the development of production masters.

         Net cash provided by financing activities was $3,506,184 for the year ended December 31, 2002, primarily as the result of the proceeds from the issuance of our common stock in private placements. The cash provided was used to fund operations, reduce accounts payable and for increased product development. Financing activities provided $979,104 in the year ended December 31, 2001, as proceeds from the issuance of our common stock and the proceeds from the issuance of debentures and loans were used to fund operations and for the repayment of third-party and shareholder loans.

         During 2002, our net loss increased $361,050 to $2,788,082 from $2,427,032 during 2001. The increased loss for 2002 is primarily the result of an increase in operating expenses as we continued to develop our core music product business, lower gross margins, higher returns on product revenues, and the lack of the anticipated revenue from royalties on videos to offset expenses incurred to develop our videos.

         As a result of this loss and the losses incurred since 1997, we accrued a net operating loss carryforward as of December 31, 2002, of $9,650,000 and $4,916,000 for federal and state income tax purposes, respectively. The federal and state net operating losses begin to expire in 2011 and 2004, respectively. Because we anticipate significant expenditures with respect to implementing our business plan, it is uncertain that we will be sufficiently profitable, if at all, during the net operating loss carryforward period to realize the benefit of the deferred income tax asset.

LIQUIDITY AND CAPITAL RESOURCES

         Since 1997, we have incurred significant losses. Our primary source of cash is the sale of shares of our common stock. We have held no significant cash balances until 2002. We issue shares in private placements at a discount to the then-current market price (as resales of privately-placed shares are restricted under the Securities Act, which reduces their liquidity and, accordingly, their value as compared to freely-trading shares on the open market).

         At June 30, 2003, we had cash balances of $683,387. In July and August 2003, we received an additional $429,360 from investors from the purchase of our common stock. We believe that these amounts will fund our operations through the third quarter of 2003, except for significant inventory purchases that we may have to pay for in advance and the development costs for new products as noted below. We purchase certain products occasionally in large quantities at favorable prices for shipment directly to our customers from a foreign manufacturer. These purchases require payment in advance. In order to fund these purchases, we have obtained an offer from a third party to factor our accounts receivable, which, if we are not able to find a similar offer at more economical terms, we intend to accept in October 2003. We believe that the factoring of our accounts receivable will fund our operations in the fourth quarter of 2003.

         We anticipate that we may be operating profitably by the first quarter of 2004 as the result of an increase in revenues from our new Kid Genius, Guess How Much I Love You(TM), Curious George(TM), Raggedy Ann and Andy(TM), BOZO the Clown(TM), and other well-known brand name products that we have obtained or expect to obtain a license for the audio rights to in the third and fourth quarters of 2003. The development of these well-known brand name products has required significant funds in order to develop the music and artwork, as well as prepayments relating to the licensing rights and to purchase inventory as described above. We intend to continue developing new audio products and additional BOZO the Clown(TM) videos and DVDs, and expect our development costs to be similar to the first six months of 2003 for the remainder of 2003. If we are operating profitably by first quarter of 2004, we will be able to fund this development from operations and the factoring of our receivables. No assurance can be made, however, that we will be operating profitably by first quarter of 2004, or ever, as such performance is subject to numerous variables and uncertainties, many of which are out of our control. If we do not reach profitability in the first quarter of 2004, it will likely be necessary to delay significant vendor payments or our product development, or offer discounts to major customers for faster payment of accounts receivable, or seek to obtain funds from additional investors through the sale of our common stock in order to fund our operations in 2004.

                                   MANAGEMENT

         The following table sets forth certain information with respect to each of our directors and executive officers as of September 15, 2003.

NAME                     AGE     POSITION
----                     ---     --------
KLAUS MOELLER             42     Chairman of the Board, Chief Executive Officer,
                                 Interim Chief Financial Officer and Director

MICHAEL MEADER            37     President

LARRY BALABAN             39     Executive Vice President of Marketing and
                                 Production and Director

HOWARD BALABAN            42     Executive Vice President of New Business
                                 Development

JULIE EKELUND             41     Executive Vice President of Sales

DAVID ANDERSON            62     Director*

RICHARD BERMINGHAM        64     Director*

NANCY EVENSEN             47     Director*

MARGARET LOESCH           57     Director*

*    Member of Audit and Compensation Committees.

         KLAUS MOELLER has served as our Chief Executive Officer and as a Director since October 1997. Mr. Moeller has served as our Interim Chief Financial Officer since May 2001. Mr. Moeller had been the Chairman of the Board and Chief Executive Officer of ITM, which we acquired in October 1997. Mr. Moeller has a background in marketing, advertising, real estate and auditing.

         MICHAEL MEADER had served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. Mr. Meader worked as an outside consultant with us for a number of years prior to joining us. His expertise encompasses distribution, category management and service for programs designed for mass-market retailers. From 1994 to 1998, Mr. Meader served as Vice President of Specialty Products at ARAMARK Corporation. While at ARAMARK, he controlled all corporate operations related to ARAMARK's Music Division.

         LARRY BALABAN has served as our Executive Vice President of Marketing and Production since January 1999, after having rendered consulting services to us for approximately six months. He was elected to our Board of Directors in July 2001. Before joining Genius, Mr. Balaban was president of Mr. B Productions, a non-traditional marketing firm based in New York City, specializing in TV production, target marketing and membership programs. From 1994-1997, Mr. Balaban was president of Virtual Reality Productions, where he specialized in marketing, and coordinated specialized audio productions for licensed products including Star Trek(TM), The Simpsons and the X-Files. Larry and Howard Balaban are brothers.

         HOWARD BALABAN has served as our Executive Vice President of New Business Development since January 2002. He was previously appointed Senior Vice President of Sales in January 1999 after having rendered consulting services to us for just over six months. Prior to his appointment, Mr. Balaban was a sales and marketing consultant to various companies. From 1994-1997, Mr. Balaban was Senior Vice President of Business Development for Future Call, Inc., a prepaid telephone card company that he co-founded with William Shatner, and which held the rights to all Star Trek(TM) properties associated with prepaid phone cards. From 1991-1995, he was the chief executive officer of 3B Telecommunications, a company he founded and which acted as a master agent for telecom networks reselling phone time and telecom services. Howard and Larry Balaban are brothers.

         JULIE EKELUND was appointed as our Executive Vice President of Sales in April 2002 after having rendered consulting services to us for a year. She has also worked in sales with Ekelund & Associates since 1994.

         DAVID ANDERSON was appointed a Director in May 2002. Mr. Anderson has been a private investor and consultant for the last six years since his retirement from Burlington Northern Railway where he served as Executive Vice President and CFO. He was previously a Senior Vice President and CFO of Federal Express Corporation.

         RICHARD BERMINGHAM was appointed to our Board of Directors in May 2002. In 1994, after retiring from 27 years of service with Collins Foods/Sizzler, including 15 years as President and seven years as CEO, Mr. Bermingham served as Vice Chairman of the Board for American Golf Corporation. He currently serves on the boards of two private companies. He has also served as an active advisor to and/or investor in various start-up companies.

         NANCY EVENSEN was appointed to our Board of Directors in May 2002. Ms. Evensen joined North American Membership Group, a club-based affinity marketing and publishing company in 1994 as Senior Vice President of Marketing to oversee all marketing functions. She has served as President and CEO at North American Membership Group since 1999. Ms. Evensen was previously a Senior Vice President of Marketing at Nordic Track, after starting her career at Fingerhut and later moving to CVN Companies, a home shopping and mail order business, which was sold to QVC.

         MARGARET LOESCH was appointed to our Board of Directors in May 2002. Ms. Loesch is currently co-owner and partner in East Carolina Radio Inc. and East Carolina Radio of Elizabeth City, Inc., which owns and operates a group of radio stations in eastern North Carolina. From 1998 to 2001, Ms. Loesch was the founding President and Chief Executive Officer of Crown Media United States where she headed the building and launching of the U.S. Hallmark Channel, as well as its predecessor, Odyssey Network. Previously she was President of the Jim Henson Television Group, Worldwide. From 1990 to 1997, Ms. Loesch was founding President and CEO, as well as the key architect of FOX Kids Networks, Worldwide. Ms. Loesch was previously President and CEO of Marvel Productions, a company she helped build and maneuver through two subsequent ownership changes, and has served as Executive Vice-President of Hanna-Barbera Productions. She was also with NBC TV Network as its Director, Children's Programs and with ABC TV Network, where she held a variety of production positions. Ms. Loesch is a four-time Emmy Award winner, a George Foster Peabody Award winner, and recipient of the prestigious Chair Award from the Caucus for Television Producers, Writers, and Directors. Ms. Loesch is currently Vice-Chairman of the Academy of Television Arts & Sciences Foundation.

EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage us for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

         The following table sets forth compensation information for services rendered to us by certain executive officers in all capacities during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                           SUMMARY COMPENSATION TABLE*

                                                ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                        -----------------------------------  ----------------------------------------
                                                                                     AWARDS                PAYOUTS
                                                                             ---------------------------  -----------   ALL OTHER
                                                                                                                       COMPENSATION
                                                               OTHER ANNUAL   RESTRICTED    SECURITIES        LTIP          $
                                         SALARY      BONUS     COMPENSATION     STOCK       UNDERLYING      PAYOUTS       (CAR
NAME AND POSITION                YEAR       $          $            $           AWARDS      OPTION/SARs        $        ALLOWANCE)
-------------------------       ------  ----------  -------  --------------  -----------  --------------  -----------  -----------
KLAUS MOELLER                    2002   150,000(1)     0            0          47,619(1)      450,000          0          9,000
CEO and Interim CFO              2001   150,000(1)     0            0         117,560(1)      200,000          0          5,000
                                 2000   150,000(1)     0            0          14,587(1)      137,500          0            0

MICHAEL MEADER                   2002   150,000(2)     0            0          47,619(2)      450,000          0          9,000
President, formerly              2001   150,000(2)     0            0          42,560(2)      200,000          0          5,000
Executive Vice President -       2000   150,000(2)     0            0          14,587(2)      137,500          0            0
Distribution and
Executive Vice President

LARRY BALABAN                    2002   150,000(3)     0            0          47,619(3)      450,000          0          9,000
Executive VP of                  2001   150,000(3)     0            0          38,397(3)      200,000          0          5,000
Marketing                        2000   110,000        0            0              0          237,500          0            0
and Production

HOWARD BALABAN                   2002   150,000(3)     0            0          47,619(3)      450,000          0          9,000
Executive VP of New              2001   150,000(3)     0            0          38,397(3)      200,000          0          5,000
Business Development             2000   110,000        0            0              0          237,500          0            0

JULIE EKELUND                    2002   150,000(4)     0            0          20,000(4)      450,000          0          9,000
Executive VP of Sales             (5)
                                  (5)
_______________________

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

(1) During 2001, in response to our limited cash flow, Mr. Moeller accepted approximately $12,000 of unpaid 2000 salary and $75,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock on January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Moeller was issued 108,337 shares of stock on June 10, 2001. Mr. Moeller received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(2) During 2001, in response to our limited cash flow, Mr. Meader accepted approximately $12,000 of unpaid 2000 salary and $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Meader was issued 33,337 shares of common stock on June 10, 2001. Mr. Meader received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(3) During 2001, in response to our limited cash flow, Mr. Larry Balaban and Mr. Howard Balaban each accepted approximately $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, each was issued 18,750 shares of common stock on June 10, 2001. Mr. Larry Balaban and Mr. Howard Balaban each received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(4) Ms. Ekelund agreed to accept 20,000 shares of common stock as a signing bonus for entering into a three-year employment agreement as of April 1, 2002, with a $30,000 reduction of 2002 salary. This issuance was made as of April 1, 2002, at $1.50 per share.

(5) Prior years are not applicable as Ms. Ekelund's employment commenced on April 1, 2002.

         On June 2, 2003, each of the above executives agreed to accept 28,173 unregistered shares as payment of $20,000 of 2003 salary to be paid pro rata over the remainder of 2003. Each was also issued one five-year warrant to purchase 28,173 shares at an exercise price of $1.40. The shares and warrants will vest as the salary is earned over the remainder of 2003. This payment was based upon the price of common stock and warrants issued to third parties in our most recent private placement.

         The following table sets forth the options granted, if any, to the persons named in the "Summary Compensation Table" during our fiscal year ended
December 31, 2002.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR*
                                INDIVIDUAL GRANTS

                                 NUMBER OF        PERCENT OF TOTAL
                                 SECURITIES         OPTIONS/SARS
                                 UNDERLYING          GRANTED TO
                                OPTIONS/SARs        EMPLOYEES IN       EXERCISE OR BASE
     NAME                        GRANTED (#)        FISCAL YEAR (%)       PRICE ($/SH)      EXPIRATION DATE
---------------------          --------------     ------------------   ----------------     ----------------
Klaus Moeller                     450,000                13                  0.63           January 3, 2012
Michael Meader                    450,000                13                  0.63           January 3, 2012
Larry Balaban                     450,000                13                  0.63           January 3, 2012
Howard Balaban                    450,000                13                  0.63           January 3, 2012
Julie Ekelund                     450,000                13                  0.63           January 3, 2012
_______________________

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during our fiscal year ended December 31, 2002, and the value of all exercisable and unexercisable options at December 31, 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                             NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
                            UNEXERCISED OPTIONS AT FY-END (#)           OPTIONS AT FY-END ($) (1)
                            ---------------------------------       ---------------------------------
NAME                         EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
--------------------        ---------------  ----------------       ---------------    --------------
Klaus Moeller                  150,000             300,000             $126,000           $252,000
Michael Meader                 150,000             300,000             $126,000           $252,000
Larry Balaban                  150,000             300,000             $126,000           $252,000
Howard Balaban                 150,000             300,000             $126,000           $252,000
Julie Ekelund                  160,000             300,000             $134,400           $252,000

(1) Based on the closing price for our common stock at the close of market on December 31, 2002. On December 31, 2002, the price of our common stock was $0.84. The lowest exercise price of any outstanding option at December 31, 2001 was $0.63.

EMPLOYMENT AGREEMENTS

         All executives signed three-year employment agreements that commenced as of January 3, 2002, except for Julie Ekelund, whose agreement commenced as of April 1, 2002. See "Certain Relationships and Related-Party Transactions."

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. For the last two quarters of fiscal year 2001 and the first two quarters of fiscal year 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. A total of 24,000 shares was awarded at a value of $1.30 per share, 8,000 shares each to Klaus Moeller, Larry Balaban and Deborah Law-Cross, the members of the Board at that time.

         Each director appointed on or after April 2002 who is not also an officer received an option to purchase 10,000 shares of our common stock for joining the Board. The exercise price for these options is $2.59 per share, which was the closing price of our common stock on May 13, 2002, the date of the grant. At our 2002 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vested following the year of service. The exercise price for these options is $1.53 per share, which was the closing price of our common stock on July 8, 2002, the date of the grant. At our 2003 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vest following the year of service. The exercise price for these options is $1.13 per share, which was the closing price of our common stock on July 7, 2003, the date of the grant.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

         The number of shares and share prices disclosed below reflect the reverse stock split which occurred on April 10, 2001.

         On May 1, 2003, we entered into a sublease arrangement with Julie Ekelund, our Executive Vice President, under which we rent office space of approximately 900 square feet in Excelsior, Minnesota, for a monthly rent of $800. These offices are used by our Minnesota-based sales team. The lease expires in May 2004. We believe that these facilities are adequate for the immediate future.

         On June 2, 2003, our executive officers (Klaus Moeller, Michael Meader, Larry Balaban, Howard Balaban and Julie Ekelund) each agreed to accept 28,173 unregistered shares as payment of $20,000 of 2003 salary to be paid pro rata over the remainder of 2003. Each was also issued one five-year warrant to purchase 28,173 shares at an exercise price of $1.40. The shares and warrants will vest as the salary is earned over the remainder of 2003. This payment was based upon the price of common stock and warrants issued to third parties in our most recent private placement.

         Effective January 3, 2002, we entered into new three-year employment agreements with Klaus Moeller, our Chief Executive Officer, Chairman of the Board, Interim Chief Financial Officer and a Director; Michael Meader, our President and former Executive Vice President - Distribution; Larry Balaban, our Executive Vice President of Marketing and Production and a Director; and Howard Balaban, our Executive Vice President of New Business Development. Effective April 1, 2002, we entered into a three-year employment agreement with Julie Ekelund, our Executive Vice President. Under each employment agreement, the senior executive is entitled to an annual salary of $150,000 and a grant of options to purchase up to 450,000 shares of common stock which vest one-third each year beginning on December 31, 2002. The options granted will be exercisable for a period of 10 years at a price equal to $0.63 per share, the market price on the date of grant. Under these employment agreements, if the senior executive dies or is terminated without cause (as defined in the employment agreement) during the first year of the employment agreement, the senior executive will receive twenty-four months of salary as severance pay. If the senior executive dies or is terminated without cause during the second year of the employment agreement, the senior executive will receive eighteen months of salary as severance pay. If the senior executive dies or is terminated without cause during the third year of the employment agreement, the senior executive will receive twelve months of salary as severance pay. Severance pay under these employment agreements is due and payable in full immediately upon death or termination of the senior executive. If we were required to make payments under the severance pay provisions contained in one or more of these employment agreements, it would have a material adverse effect upon our liquidity and results of operations.

         On May 1, 2002, we entered into a sublease agreement with the Meader Family Trust to sublet approximately 5,000 square feet of a warehouse facility in Atlantic, Iowa for a monthly rent of $1,700. The sublease expires May 31, 2004. The Trustees of the Meader Family Trust are the parents of Michael Meader, our President.

          On January 3, 2002, 2,097,500 restricted shares were issued upon the exercise of options previously granted to Klaus Moeller, Michael Meader, Larry Balaban and Howard Balaban. These executives exercised the options for 524,375 shares each at an exercise price of $.80 per share. The total exercise price of $1,678,000 was paid by secured promissory notes with each officer. Each note is in the amount of $419,500. The notes receivable bear interest at 6% annually which is accrued in arrears, are repayable on January 3, 2004, and are secured by the shares of common stock.

          In 2002, 1,285,200 restricted shares were issued upon the conversion of certain warrants. The warrant exercise price was paid by secured promissory notes totaling $728,400 with two related parties. Of the total, 660,000 shares with an exercise price of $0.63 each ($415,800 total) were issued to S G Consulting Inc., an entity controlled by Sean Goodchild, who is the owner of more than 5% of our common stock when these shares are included in his ownership. The balance of 625,200 shares with an exercise price of $0.50 each ($312,600 total) were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. The notes receivable bear interest at 6% annually which is accrued in arrears, are repayable on January 3, 2004, and are secured by the shares of common stock.

         A total of $25,045, including interest, is currently outstanding for advances previously made to Howard Balaban in the amount of $15,000 and to Larry Balaban in the amount of $5,000. These advances are due on demand and bear interest at 7% which is being accrued in arrears.

         On March 1, 2000, we entered into a Consulting Agreement with Gerald Edick, which included a rescission of a severance letter of October 26, 1999. Pursuant to the Consulting Agreement, Mr. Edick has irrevocably revoked his rights to the cash bonus and other benefits under the severance letter. Under the Consulting Agreement, Mr. Edick received options to purchase 187,500 shares of our common stock. Mr. Edick also was to be paid $14,500 per month from March 1 through September 30, 2000, in consideration for investor relations and fundraising services to be performed by him. All payments due to Mr. Edick have been settled for $67,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of September 2, 2003, by
(i) each person who is known by us to own beneficially more than 5% of common stock, (ii) each of our directors and executive officers and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 11250 El Camino Real, Suite 100, San Diego, California 92130.

                                                                               SHARES BENEFICIALLY OWNED(1)
                                                                          ------------------------------------
NAME AND ADDRESS OF OWNER*                                                    NUMBER                PERCENT(2)
                                                                          ----------------        ------------
KLAUS MOELLER, Director, Chairman of the Board, Chief Executive            1,012,438(3)(4)              5.3
Officer and Interim Chief Financial Officer
DAVID ANDERSON, Director                                                   1,722,081(5)                 9.5
RICHARD BERMINGHAM, Director                                                 140,716(6)(7)               *
NANCY EVENSEN, Director                                                       35,000(6)                  *
MARGARET LOESCH, Director                                                     38,000(6)                  *
MICHAEL MEADER, President                                                    914,938(3)(8)              4.8
LARRY BALABAN, Executive Vice President and Director                         822,789(3)                 4.3
HOWARD BALABAN, Executive Vice President                                     814,726(3)                 4.2
JULIE EKELUND, Executive Vice President                                      549,028(9)                 2.8
SEAN GOODCHILD(10)                                                        1,106,410(11)                 5.8
JOHN REYNOLDS(10)                                                         1,075,800(12)                 5.5
HOWARD SHAPIRO(10)                                                          988,000(13)                 5.1
ALL OFFICERS AND DIRECTORS AS A GROUP (9 persons)                         6,089,961                    28.8
____________________

* Less than 1%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 2, 2003, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentages based on 19,066,213 shares outstanding which does not include 4,334,967 shares of common stock issuable upon exercise of outstanding options, 4,591,471 shares of common stock issuable upon conversion of outstanding warrants and 101,500 shares of common stock issuable upon exercise of outstanding debentures.

(3) Includes an option to purchase 150,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share and a warrant to purchase 20,124 shares expiring June 2, 2008, with an exercise price of $1.40 per share.

(4) Includes 90,000 shares held by Shelly Moeller (as her sole property), who is the wife of Klaus Moeller and 75,000 shares held by Dorian Lowell as custodian for 37,500 shares each for Tia and Hayden Moeller. Tia Moeller is the daughter of Klaus Moeller. Hayden Moeller is the son of Klaus Moeller. Excludes 625,200 shares held by Algarvida LDA, an entity controlled by Isable Moeller, and 42,143 shares held by Isable Moeller. Isable Moeller is the sister of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership Isable Moeller's shares.

(5) Includes an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share; an option to purchase 25,000 shares expiring on July 7, 2012, with an exercise price of $1.53 per share; a warrant to purchase 820,000 shares expiring on January 3, 2007, with an exercise price of $0.63 per share; and a warrant to purchase 35,715 shares expiring on May 27, 2008, with an exercise price of $1.40 per share.

(6) Includes an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share and an option to purchase 25,000 shares expiring on July 7, 2012, with an exercise price of $1.53 per share.

(7) Includes a warrant to purchase 42,858 shares expiring on July 9, 2008, with an exercise price of $1.40 per share.

(8) Includes 25,000 shares held by Suzanne Meader, who is the wife of Michael Meader.

(9) Includes an option to purchase 10,000 shares expiring on July 1, 2006, with an exercise price of $0.80 per share; an option to purchase 150,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; a warrant to purchase 162,000 shares expiring on April 1, 2007, with an exercise price of $0.63 per share; and a warrant to purchase 20,124 shares expiring June 2, 2008, with an exercise price of $1.40 per share.

(10) Mr. Goodchild's address is PO Box 230, Praia Do Carvoiero, Portugal. Mr. Reynold's address is 11300 US Hwy 1, Ste 400, N.Palm Beach, FL 33408. Mr. Shapiro's address is Eluree Farm/3141 Route 6, Slate Hill, NY 10973.

(11) Includes 660,000 shares held by S G Consulting Inc. Sean Goodchild is the control person for S G Consulting Inc.

(12) Includes a warrant to purchase 32,000 shares expiring on September 24, 2007, with an exercise price of $1.20 per share; a warrant to purchase 71,429 shares expiring on May 15, 2008, and a warrant to purchase 396,571 shares expiring on June 2, 2008, each with an exercise price of $1.40 per share.

(13) Includes a warrant to purchase 108,000 shares, a warrant to purchase 36,000 shares in the name of Mr. Shapiro as custodian for Dina Shapiro and a warrant to purchase 36,000 shares in the name of Mr. Shapiro as custodian for Pam Shapiro. Each of these warrants expire on May 13, 2008. Also includes 72,000 shares held in the name of Mr. Shapiro as custodian for Dina Shapiro and Pam Shapiro, 32,000 shares each and a warrant to purchase 144,000 shares expiring on July 21, 2008, with an exercise price of $1.40 per share.

                            DESCRIPTION OF SECURITIES

         The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

         Our authorized capital stock consists of 50,000,000 shares of $0.001 par value common stock, of which 19,066,213 shares were issued and outstanding as of September 2, 2003. We have reserved 10,052,938 shares of common stock for issuance pursuant to outstanding options, warrants and convertible debentures, including 1,000,000 million shares reserved for issuance under stock option plans and 25,000 shares that are issuable pursuant to an S-8 Registration Statement. Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Genius Products, Inc., the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Corporation Law of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Articles of Incorporation.

         We maintain directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

         --       ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         --       block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         --       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         --       an exchange distribution in accordance with the rules of the applicable exchange;
         --       privately negotiated transactions;
         --       short sales;
         --       broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
         --       a combination of any such methods of sale; and
         --       any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Each selling shareholder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts. We and the selling shareholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                              SELLING SHAREHOLDERS

         The selling shareholders purchased an aggregate of 10,663,118 shares of common stock in private placement offerings under Section 4(2), and/or Section 506 of Regulation D under the Securities Act. The selling shareholders also received warrants to purchase an aggregate of 4,174,111 shares of common stock upon exercise of warrants. Of these warrants, (i) 1,078,500 have an exercise price of $0.63 per share; (ii) 160,000 have an exercise price of $0.70 per share; (iii) 50,000 have an exercise price of $0.80 per share; (iv) 60,000 have an exercise price of $1.00 per share; (v) 32,000 have an exercise price of $1.20 per share; and (vi) 2,793,611 have an exercise price of $1.40 per share.

         We have registered for resale the shares sold in the private placement and issuable on exercise of the warrants to permit the selling shareholders and transferees to resell the shares when they deem appropriate. Except for David Anderson (a director and uncle of Julie Ekelund), Sandy and Milford Balaban (parents of Larry and Howard Balaban), Richard Bermingham (a director), Deborah Law-Cross (a former director) and Isable Moeller (sister of Klaus Moeller), none of the selling shareholders had a material relationship with us within the past three years.

         In the purchase agreement, each of the selling shareholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling shareholders, with one exception, represented that it qualifies as an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

         The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. We will receive proceeds from the conversion of the warrants.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages are based on a total of 19,066,213 shares of common stock outstanding on September 2, 2003.

                                                                 SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                                     THE OFFERING            THE OFFERING(1)
                                                                 ---------------------    --------------------
                                                NO. OF SHARES
                                                   OFFERED
                                               (INCLUDES STOCK
                                                  UNDERLYING
LAST NAME                                          WARRANTS)      NUMBER    PERCENTAGE    NUMBER    PERCENTAGE
---------                                          ---------      ------    ----------    ------    ----------
10 Yes Financial LLC                                10,000        16,000        *          6,000         *
Adams Resources Limited Partnership (1)             60,000        85,000        *         25,000         *
Aiello, Michael                                      5,000         6,375        *          1,375         *
Alexion, Barbara A. (2)                             57,144        57,144        *              0         0
Anderson, David & Pamela (3)                     1,685,081     1,722,081       8.6%       37,000         *
Anguiano, Daniel (4)                                67,144        67,144        *              0         0
Arceo, Constantino (5)                              71,500        71,500        *              0         0
Asencio, Paul E.                                     3,000         3,250        *            250         *
Assil, Michael                                      55,556        55,556        *              0         0
B & H Enterprises                                   60,000        60,000        *              0         0
B & W, LLC                                          79,365        79,365        *              0         0
Balaban, Sandy & Milford                            20,000        20,250        *            250         *

Bassett, Robert & Margaret                          10,000        10,000        *              0         0
Bear, Robert (6)                                    20,000        85,000        *         65,000         *
Bendheim Enterprises Inc. (7)                      309,716       309,716       1.6%            0         0
Bendheim, Kim (8)                                  100,000       100,000        *              0         0
Berg, Marleen M.                                     5,000        10,500        *          5,500         *
Richard P. Bermingham & Martha K.
  Bermingham TTEE of the Declaration of
  Trust 10/18/89 (9)                                85,716       140,716        *         55,000         *
Herman Bernstein & Elizabeth K. Bernstein
  TTEES U/T/A 8/9/70 (10)                           11,250        12,500        *          1,250         *
Betesh, Elliot                                      33,333        33,333        *              0         0
Betesh, Michael                                     33,333        33,333        *              0         0
Betesh, Steven                                      33,333        33,333        *              0         0
Birkhoff, William                                   20,000        20,000        *              0         0
Blumenthal, Lester                                   3,000         3,000        *              0         0
Bohler, Herbert C.                                   3,000         6,000        *          3,000         *
Bohler, Kent                                         3,000         5,000        *          2,000         *
The Brabham Family Trust UAD as
  revised 3/31/98 (11)                              67,144        67,144        *              0         0
Irene Brooks Intervivos TR U/A 11/29/92              7,500         7,500        *              0         0
Brown, Mary L.                                      25,000        25,000        *              0         0
The Burk Revocable Living Trust DTD 9/5/86           5,000        15,750        *         10,750         *
Bush, Jason                                          4,000        46,000        *         42,000         *
Cappe, James Wilder                                 47,619        47,619        *              0         0
Carabet, Armyn & Marci Breth (12)                   14,286        14,286        *              0         0
Norman Carabet MD Trust 3/30/84 (13)                14,286        14,286        *              0         0
Carruthers, Jeffrey                                 15,873        15,873        *              0         0
Catton, Harry                                       19,048        19,048        *              0         0
Catton, Sammy H.                                    19,048        19,048        *              0         0
Catton, David                                       19,048        19,048        *              0         0
Catton, Morris                                      19,048        19,048        *              0         0
Chancellor, Betty                                   15,000        15,000        *              0         0
Chancellor, Ronald                                  20,000        20,000        *              0         0
Charles, Bernice                                     7,937         7,937        *              0         0
Circle, Jori                                        15,000        15,000        *              0         0
The Codianne Family Living Trust 1/28/00            39,683        62,483        *         22,800         *
Concoff, Cory                                       31,747        31,747        *              0         0
Cornell, Clifford J.                                 8,000         8,000        *              0         0

                                       35



                                                                 SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                                     THE OFFERING            THE OFFERING(1)
                                                                 ---------------------    --------------------
                                                NO. OF SHARES
                                                   OFFERED
                                               (INCLUDES STOCK
                                                  UNDERLYING
LAST NAME                                          WARRANTS)      NUMBER    PERCENTAGE    NUMBER    PERCENTAGE
---------                                          ---------      ------    ----------    ------    ----------
Davidson, Alan                                     210,000       210,000       1.1%            0         0
Davidson Capital Group (14)                        431,786       431,786       2.2%            0         0
DeMoulin, Chris                                     30,000       140,194        *        110,194         *
Dial, James and/or Nidrah                            5,000         5,000        *              0         0
E-Fund Capital Partners, LLC                        92,500        92,500        *              0         0
Ekelund, Richard L.                                 15,873        15,873        *              0         0
The Gertrude H. Engelman Revocable Trust
  dtd 4/11/97                                       15,000        15,000        *              0         0
Equity Trust Co. Custodian FBO Tommy Dean
  Trust IRA (15)                                    60,000        60,000        *              0         0
Erenberg, Donald                                   127,000       127,000        *              0         0
Evans Family Revocable Trust dtd 2/1/82 (16)       120,000       120,000        *              0         0
Falcon Picture Group, LLC                          350,000       350,000       1.8%            0         0
Francis, Glenda                                      3,000         3,000        *              0         0
Franklin, Randy                                     20,000        20,000        *              0         0
Frederick, Liza (17)                                71,500        81,500        *         10,000         *
Friedrichs, Paul & Janet                            63,493        64,993        *          1,500         *
Ganger, Gary                                         5,000         5,000        *              0         0
Gantt Jr., John M. (18)                            143,000       143,000        *              0         0
Gard, Michael & Christine                           31,700        31,700        *              0         0
Gemini Records (19)                                343,750       605,250       3.2%      261,500       1.4%
Gladstone, Richard                                 145,000       145,000        *              0         0
Goodchild, Sean (20)                             1,106,410     1,106,410       5.8%            0         0
Goodchild, John                                     23,810        23,810        *              0         0
Jeffrey Lynn Graves & Loretta Joan Graves
  Revocable Trust                                    2,000        10,750        *          8,750         *
Haar Recovable Living Trust                         39,683        39,683        *              0         0
Hansen, Conrad J.                                   36,250        36,250        *              0         0
Hawks, Wilburt T.                                  100,000       100,000        *              0         0
Helbert, Lance W. (21)                              65,000        65,000        *              0         0
Holtvluwer, Kenneth (22)                            97,144       160,144        *         63,000         *
Jacobson SSB IRA                                    60,000        60,000        *              0         0
Janitor, Kristyn (23)                              275,000       275,000       1.4%            0         0
Jeffery, John                                       10,000        10,000        *              0         0
Kaltenthaler, Klaus (24)                            26,430        51,430        *         25,000         *
Kantor, Robert (25)                                504,430       739,430       3.8%      235,000       1.2%
Katakalidis, George                                  6,250         6,250        *              0         0
Kaufman, Thomas Z. (26)                            142,858       142,858        *              0         0
Keystone Foods Holding Company, Inc.               400,000       450,000       2.4%       50,000         *
Kim, James W. (27)                                  71,428        71,428        *              0         0
Kim, Soo Youn                                       16,443        16,443        *              0         0
Kimmel, James B.                                    10,000        11,000        *          1,000         *
The Steven & Mary Ellen Klein Trust                  3,000         3,000        *              0         0
Kohn, Harvey (28)                                   57,200        57,200        *              0         0
Krueger, Kurt A. & Dee A. (29)                      57,144        63,144        *          6,000         *
Ladwig, Frank W.                                     5,000         5,000        *              0         0
Law-Cross, Deborah (30)                             20,000        20,000        *              0         0
Lawler, Curtis (31)                                643,236       643,432       3.3%          196         *
Leininger, Robert                                    5,000        12,500        *          7,500         *

                                       36



                                                                 SHARES OWNED PRIOR TO     SHARES OWNED AFTER
                                                                     THE OFFERING            THE OFFERING(1)
                                                                 ---------------------    --------------------
                                                NO. OF SHARES
                                                   OFFERED
                                               (INCLUDES STOCK
                                                  UNDERLYING
LAST NAME                                          WARRANTS)      NUMBER    PERCENTAGE    NUMBER    PERCENTAGE
---------                                          ---------      ------    ----------    ------    ----------
Levin, Dennis (32)                                  80,683        87,481        *          6,798         *
Lotman, Jeff (33)                                   70,000       295,000       1.5%      225,000       1.2%
Lowe, Gary V.                                       10,000        10,000        *              0         0
Lumpkin, Elgin                                      15,873        15,873        *              0         0
Marohl, Don M. (34)                                 65,000        65,000        *              0         0
McCarter, Ann (35)                                  77,144        77,144        *              0         0
Minnesota Public Radio                              47,777        47,777        *              0         0
Moeller, Isabel (36)                               667,343       667,343       3.5%            0         0
Mokran, Peter                                       47,620        47,620        *              0         0
Montgomery, Robert K.                              160,000       160,000        *              0         0
Moyer, Henry H.                                     16,000        42,250        *         26,250         *
Nelson, John & Evelyn                               11,250        26,250        *         15,000         *
Nomura, Raymond                                     10,000        10,000        *              0         0
Orfalea, Paul                                      575,000       575,000       3.0%            0         0
Park, Vita                                          10,000        10,000        *              0         0
Patterson, Doris                                    30,000        30,000        *              0         0
Perry, Richard                                      30,000        30,000        *              0         0
Herbert A. Phillips Irrevocable Trust               25,000        50,000        *         25,000         *
Pousset, Myoung Ja (37)                            119,900       119,900        *              0         0
Reynolds, Robert                                    32,500        48,500        *         16,000         *
Reynolds, John (38)                              1,000,000     1,075,800       5.5%       75,800         *
Rogers II, William J. (39)                         243,000       263,000       1.4%       20,000         *
Rupp Family Living Trust                            44,500        44,500        *              0         0
Satellite Video Productions, Inc.                   63,190        64,940        *          1,750         *
Schriver, Jean or Joe                                5,000        14,000        *          9,000         *
Scully, George                                      40,000        40,000        *              0         0
Setterholm, Mark & Sandra E.                        63,493        73,493        *         10,000         *
Shapiro, Howard (40)                               864,000       988,000       5.1%      124,000         *
Susan Shapiro as custodian for David
  Shapiro (41)                                      72,000        72,000        *              0         0
Siegel, James F. (42)                               71,430        71,430        *              0         0
Silverstein, Michael (43)                          100,000       143,500        *         43,500         *
Stewart, Craig                                      11,000        11,000        *              0         0
Stickel, Jeff                                       14,000        14,000        *              0         0
Sulsar, Robert J.                                   39,683        39,683        *              0         0
Tahiri, Ali R.                                       6,250         6,250        *              0         0
Taylor, Jonathan                                    20,000        20,000        *              0         0
Townson, S M                                        29,000        29,000        *              0         0
The Phillip H. Tritschler & Frances K.
  Tritschler Revocable Living Trust
  dtd 11/11/95                                      10,000        21,210        *         11,210         *
Truong, Peggy                                       50,000        50,000        *              0         0
Ulloa, RK & GF                                      15,000        15,000        *              0         0
Vezzani Family Living Trust UAD 1/21/94             10,000        10,000        *              0         0
Virgets, James Eric                                 15,874        15,924        *             50         *
Richard E. & Virginia O. Weber Revocable
  Living Trust U/A 3/1/89                           25,000        37,500        *         12,500         *
Fred E. Wickman Family Trust (44)                  110,000       132,000        *         22,000         *
Williams, Edward L. & Elaine E. (45)                28,572        28,572        *              0         0
Williams, Marc                                      11,111        11,111        *              0         0
Zaretsky, Alan (46)                                286,000       286,000       1.5%            0         0
Zimmerman, Jeffrey L. (47)                         171,990       221,990       1.2%       50,000         *
Zimmerman Living Trust                              10,000        10,000        *              0         0

-----------------------------------------------------------------------------------------------------------------

                                       37

* Less than 1%

(1) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40.

(2) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40.

(3) Mr. Anderson is a member of the Board of Directors and is the uncle of Julie Ekelund, Executive Vice President. Shares offered includes stock underlying a warrant to purchase 820,000 shares of common stock at an exercise price of $0.63 and a warrant to purchase 35,715 shares at an exercise price of $1.40.

(4) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. Shares being offered include 28,572 shares held in the name of the Daniel B. Anguiano Living Trust.

(5) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40.

(6)      Includes 10,000 shares held in the name of the Bear Family Irrevocable
         Trust.

(7) Includes stock underlying a warrant to purchase 142,858 shares of common stock at an exercise price of $1.40.

(8) Includes stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40.

(9) Mr. Bermingham is a member of the Board of Directors. Shares offered includes stock underlying a warrant to purchase 42,858 shares of common stock at an exercise price of $1.40.

(10) Includes 6,250 shares held in the name of Herman Bernstein & Elizabeth K. Bernstein TTEES FBO Herman & Elizabeth K. Bernstein Trust U/T/A 8/9/70.

(11) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40.

(12) Includes stock underlying a warrant to purchase 7,143 shares of stock at an exercise price of $1.40.

(13) Includes stock underlying a warrant to purchase 7,143 shares of stock at an exercise price of $1.40.

(14) Includes stock underlying a warrant to purchase 217,500 shares of stock at an exercise price of $0.63.

(15) Includes stock underlying a warrant to purchase 30,000 shares of stock at an exercise price of $1.40.

(16) Includes stock underlying a warrant to purchase 30,000 shares of stock at an exercise price of $1.40. Shares offered include 20,000 shares held in the name of Ruth M. Evans TTEE FBO Evans Family Revocable Trust A DTD 2/1/82, 20,000 shares held in the name of Ruth Evans TTEE FBO The Evans Family Revocable Trust B DTD 2/1/82 and 30,000 shares held in the name of the Evans Family Irrevocable Trust dtd 2/1/82.

(17) Includes stock underlying a warrant to purchase 35,750 shares of common stock at an exercise price of $1.40.

(18) Includes stock underlying a warrant to purchase 71,500 shares of common stock at an exercise price of $1.40.

(19)     Shares offered include 1,588 shares held in the name of James
         Sommers and 250,000 shares held in the name of Gerald J. Sommers Gift Trust U/A DTD 12/29/97 FBO James Gerald Sommers.

(20) Includes 660,000 shares held in the name of S G Consulting Inc. which is controlled by Mr. Goodchild.

(21) Includes 25,000 shares held in the name of West Coast Asset Management which is controlled by Mr. Helfert.

(22) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40.

(23) Includes stock underlying a warrant to purchase 60,000 shares at an exercise price of $1.00, a warrant to purchase 50,000 shares at an exercise price of $0.80 and a warrant to purchase 160,000 shares at an exercise price of $0.70.

(24) Includes stock underlying a warrant to purchase 5,715 shares of common stock at an exercise price of $1.40.

(25) Includes stock underlying a warrant to purchase 252,215 shares of common stock at an exercise price of $1.40, of which 35,715 shares are in the name of Becker Kantor Partners. Beneficial ownership includes 101,430 shares in the name of Becker Kantor Partners. Mr. Kantor is a control person of Becker Kantor Partners.

(26) Includes stock underlying a warrant to purchase 71,429 shares of common stock at an exercise price of $1.40.

(27) Includes stock underlying a warrant to purchase 35,714 shares of common stock at an exercise price of $1.40.

(28) Includes stock underlying a warrant to purchase 28,600 shares of common stock at an exercise price of $1.40.

(29) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40.

(30)     Ms. Law-Cross was previously a member of the Board of Directors.

(31) Includes stock underlying a warrant to purchase 285,716 shares of common stock at an exercise price of $1.40.

(32) Includes 39,683 shares held in the name of Dennis Levin & Adele Levin TTEES FBO The Levin Family Trust DTD 12/13/99 and stock which underlies a warrant to purchase 41,000 shares of common stock at an exercise price of $0.63.

(33) Includes stock underlying a warrant to purchase 35,000 shares of common stock at an exercise price of $1.40.

(34) Includes stock underlying a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40. Beneficial ownership includes 60,000 shares also held in the name of Sandra L. Marohl.

(35) Includes stock underlying a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40. 57,144 of the shares being offered are held in the name of the Ann Lamar McCarter Rev Living Trust dtd 7/8/99.

(36) Includes 625,200 shares held in the name of Algarvida LDA which is controlled by Ms. Moeller. Ms. Moeller is the sister of Klaus Moeller, CEO.

(37) Shares are held in the name of Palomar Capital Group which is controlled by Ms. Pousset.

(38) Includes stock underlying a warrant to purchase 468,000 shares at an exercise price of $1.40 and a warrant to purchase 32,000 shares at an exercise price of $1.20.

(39) Includes a warrant to purchase 121,500 shares of common stock at an exercise price of $1.40.

(40) Includes shares underlying a warrant to purchase 432,000 shares at an exercise price of $1.40. Of the shares being registered, 144,000 shares are held in the name of Mr. Shapiro as custodian for Dina Shapiro and Pam Shapiro, 72,000 shares each.

(41) Includes shares underlying a warrant to purchase 36,000 shares at an exercise price of $1.40.

(42) Includes a warrant to purchase 35,715 shares of common stock at an exercise price of $1.40.

(43) Includes a warrant to purchase 50,000 shares of common stock at an exercise price of $1.40.

(44) Shares offered include a warrant to purchase 30,000 shares of common stock at an exercise price of $1.40.

(45) Includes a warrant to purchase 14,286 shares of common stock at an exercise price of $1.40.

(46) Includes a warrant to purchase 143,000 shares of common stock at an exercise price of $1.40.

(47) Includes a warrant to purchase 28,572 shares of common stock at an exercise price of $1.40.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Luce, Forward, Hamilton & Scripps LLP, San Diego, California.

                                     EXPERTS

         Our audited financial statements at December 31, 2001 and 2002 appearing in this prospectus and registration statement have been audited by Cacciamatta Accountancy Corporation, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Genius Products, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or our website at http://www.GeniusProducts.com. Information contained in our web site is not part of this prospectus.

         Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         We furnish our shareholders with annual reports containing audited financial statements.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Consolidated Balance Sheet at December 31, 2002 ...........................  F-3

Consolidated Statements of Operations for the Years Ended
     December 31, 2002 and 2001............................................  F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the
     Years Ended December 31, 2002 and 2001................................  F-5

Consolidated Statements of Cash Flows for the Years Ended
     December 31, 2002 and 2001............................................  F-6

Notes to Consolidated Financial Statements.................................  F-8

                                                                            Page
                                                                            ----

Condensed Consolidated Balance Sheet at June 30, 2003 (unaudited).......... F-18

Condensed Consolidated Statements of Operations for the Three Months
     Ended June 30, 2003 and 2002 (unaudited).............................. F-19

Condensed Consolidated Statements of Operations for the Six Months
     Ended June 30, 2003 and 2002 (unaudited).............................. F-20

Consolidated Statements of Cash Flow for the Six Months Ended
     June 30, 2003 and 2002 (unaudited).................................... F-21

Notes to Condensed Consolidated Financial Statements (unaudited)........... F-22

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Genius Products, Inc.

We have audited the accompanying consolidated balance sheet of Genius Products, Inc. and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Products, Inc. and Subsidiaries as of December 31, 2002, and the results of their operations and cash flows for each of the years in the two-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                         /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
March 11, 2003


                      GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEET

                                                                      December 31,
                                                                          2002
                                                                     -------------
                                      ASSETS

Current assets:
     Cash and equivalents                                            $    745,993
     Accounts receivable, net of allowance for doubtful accounts
        and provision for sales returns of $70,000                        286,725
     Inventories                                                          260,259
     Prepaid and other                                                     51,310
                                                                     -------------
        Total current assets                                            1,344,287
Property and equipment, net                                               144,828
Prepaid royalties                                                         166,524
Production masters, net of accumulated amortization of $107,805           505,980
Patents and trademarks, net of accumulated amortization of $23,623         85,272
Deposits                                                                   36,138
                                                                     -------------
                                                                     $  2,283,029
                                                                     =============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                $    232,072
     Accrued payroll and related expenses                                  44,159
        Unearned income - royalties                                       405,839
        Convertible debenture                                              50,750
        Other accrued expenses                                             21,072
                                                                     -------------
                  Total current liabilities                               753,892
Convertible debenture                                                      10,000
Redeemable common stock                                                   465,777
Commitments and contingencies                                                  --
Stockholders' equity:
     Common stock, $.001 par value; 50,000,000 shares
        authorized; 15,870,680 shares outstanding                          15,871
     Additional paid-in capital                                        16,471,864
     Subscriptions receivable                                          (2,645,858)
     Accumulated deficit                                              (12,788,517)
                                                                     -------------
                  Total stockholders' equity                            1,053,360
                                                                     -------------
                                                                     $  2,283,029
                                                                     =============

 The accompanying notes are an integral part of these consolidated financial statements.

                                       F-3

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                                       2002             2001
                                                   -------------   -------------
Revenues:
    Product                                        $  2,266,481    $  1,425,353
    Licensing                                           124,931          20,351
    Royalties                                           226,425              --
                                                   -------------   -------------
Gross revenues                                        2,617,837       1,445,704
    Sales returns and allowances                       (474,137)        (91,020)
                                                   -------------   -------------
       Net revenues                                   2,143,700       1,354,684
                                                   -------------   -------------
Costs and expenses:
    Cost of sales                                     1,409,041         650,956
    Sales and marketing                                 245,068         414,897
    Product development                                 534,646         335,984
    General and administrative                        2,707,018       2,285,979
                                                   -------------   -------------
       Total costs and expenses                       4,895,773       3,687,816

       Loss from operations                          (2,752,073)     (2,333,132)

Interest income                                           7,424              --
Interest expense                                        (41,340)        (93,100)
Other expense                                            (1,293)             --
                                                   -------------   -------------
       Loss before provision for income taxes        (2,787,282)     (2,426,232)
Provision for income taxes                                 (800)           (800)
                                                   -------------   -------------
       Net Loss                                    $ (2,788,082)   $ (2,427,032)
                                                   =============   =============
Basic and diluted loss per common shares:
    Net Loss per share                             $      (0.20)   $      (0.48)
                                                   =============   =============
Basic and diluted weighted average shares            13,838,743       5,016,717
                                                   =============   =============

       The accompanying notes are an integral part of these consolidated financial statements.


                                            GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                                    Total
                                          Common Stock           Additional        Stock                        Stockholders
                                   ----------------------------    Paid-in      Subscription     Accumulated       Equity
                                      Shares         Amount        Capital       Receivable        Deficit        (Deficit)
                                   -------------  -------------  -------------  -------------   -------------   -------------
Balance, December 31, 2000            3,979,444   $      3,979   $  6,980,211   $   (106,000)   $ (7,573,403)   $   (695,213)

  Shares issued in private
    placement, net of offering
    costs                               962,213            963        768,808             --              --         769,771
  Debt conversion and partial
    interest                            573,179            573        457,970             --              --         458,543
  Shares issued for compensation        179,174            179        143,160             --              --         143,339
  Shares issued for services            489,746            490        393,898             --              --         394,388
  Stock option costs                         --             --        548,820             --              --         548,820
  Stock subscription write off               --             --             --        106,000              --         106,000
  Net loss                                   --             --             --             --      (2,427,032)     (2,427,032)
                                   -------------  -------------  -------------  -------------   -------------   -------------
Balance, December 31, 2001            6,183,756          6,184      9,292,867             --     (10,000,435)       (701,384)

  Shares issued in private
    placement, net of offering
    costs                             5,146,267          5,147      3,193,253             --              --       3,198,400
  Debt conversion                       446,410            446        280,792             --              --         281,238
  Shares issued for compensation        305,716            306        209,694             --              --         210,000
  Shares issued for services
    and production masters              223,251            223        267,403             --              --         267,626
  Exercise of stock options              57,580             58         25,142             --              --          25,200
  Stock option costs                         --             --        560,362             --              --         560,362
  Stock subscriptions receivable      3,507,700          3,507      2,502,893     (2,506,400)             --              --
  Interest on subscriptions
    receivable                               --             --        139,458       (139,458)             --              --
  Net loss                                   --             --             --             --      (2,788,082)     (2,788,082)
                                   -------------  -------------  -------------  -------------   -------------   -------------
Balance, December 31, 2002           15,870,680   $     15,871   $ 16,471,864   $ (2,645,858)   $(12,788,517)   $  1,053,360
                                   =============  =============  =============  =============   =============   =============

                   The accompanying notes are an integral part of these consolidated financial statements.

                                                             F-5


                         GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED DECEMBER 31,

                                                               2002           2001
                                                           ------------   ------------
Cash flows from operating activities:
   Net loss                                                $(2,788,082)   $(2,427,032)
   Adjustments to reconcile net loss to
     Net cash used by operating activities:
     Depreciation and amortization                             243,468        214,339
     Write-off of production masters                            16,055             --
     Interest expense on redeemable stock                       25,731         25,590
     Bad debt expense/ recovery                                (26,000)        96,000
     Common stock issued for services                          194,026        394,388
     Common stock issued for compensation                      210,000        143,339
     Stock options granted to non-employees for services       560,362        548,820
     Uncollectible stock subscription                               --        106,000
   Changes in assets and liabilities:
     (Increase) decrease in:
         Accounts receivable                                   120,783       (143,239)
         Inventories                                          (136,948)        (4,442)
         Additions to prepaid royalties                       (166,524)            --
         Prepaid and other                                      (2,481)       (24,038)
     Increase (decrease) in:
         Accounts payable                                     (613,510)       176,722
         Accrued payroll & related expenses                    (53,378)            --
         Other accrued expenses                               (132,355)        30,673
         Unearned income - royalties                           405,839             --
                                                           ------------   ------------
   Net cash used by operating activities                    (2,143,014)      (862,880)
                                                           ------------   ------------

Cash flows from investing activities:
   Development of production masters                          (463,728)      (131,449)
   Additions to patents and trademarks                         (63,646)       (10,945)
   Purchase of property and equipment                         (117,801)          (760)
                                                           ------------   ------------
   Net cash used in investing activities                      (645,175)      (143,154)
                                                           ------------   ------------
Cash flows from financing activities:
   Proceeds from issuance of convertible debentures             10,000        256,000
   Proceeds from loans                                         281,238        150,000
   Proceeds from exercise of options                            25,200             --
   Net proceeds from issuance of common stock                3,198,400        769,771
   Purchase of redeemable common stock                          (8,654)            --
   Repayment of loans                                               --       (150,000)
   Repayment of loans from shareholders                             --        (46,667)
                                                           ------------   ------------
   Net cash provided by financing activities                 3,506,184        979,104
                                                           ------------   ------------
Net increase (decrease) in cash and equivalents                717,995        (26,930)

Cash and equivalents, beginning of year                         27,998         54,928
                                                           ------------   ------------
Cash and equivalents, end of year                          $   745,993    $    27,998
                                                           ============   ============

 The accompanying notes are an integral part of these consolidated financial statements.

                                          F-6

                                                            2002          2001
                                                         -----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                            $   14,894   $   50,313
Income taxes paid                                        $      800   $      800
Shares issued for Notes Receivable, including interest   $2,645,858           --
Production masters purchased for shares                  $   73,600           --
Redeemable common stock converted to debenture payable           --   $   50,750
Loans converted into common stock                        $  281,238           --
Debentures converted into common stock                           --   $  447,250

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of business
         ------------------

         Genius Products, Inc. and Subsidiaries (the "Company"), is a producer, publisher and distributor of classical, instrumental and vocal compact discs, DVDs and videos for children under the Baby Genius brand name, which sell at retail outlets nationwide and at e-commerce retail web sites on the Internet. The Company has also developed a website to sell its products.

         The Company also sells, on a wholesale basis, fine and costume jewelry. The Company's major jewelry customer is a United States television shopping network. The Company designs its jewelry products and uses independent foreign manufacturing facilities to produce them to the Company's specifications.

         The Company has licensed the Baby Genius name to a number of third-party companies that have produced (or will produce) toys, books, apparel and other products.

         The Company entered into a production and distribution agreement with Warner Home Video in 2002, that pledged all rights in the Company's video titles to Warner Home Video, in return for a royalty on net sales.

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         Principles of consolidation
         ---------------------------

         The consolidated financial statements include the accounts of Genius Products, Inc. and its three wholly-owned subsidiaries which are virtually inactive. All significant intercompany transactions and accounts have been eliminated.

         Use of estimates
         ----------------

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and equivalents
         --------------------

         For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

         Accounts receivable
         -------------------

         The allowance for doubtful accounts and provision for sales returns includes management's estimate of the amount expected to be lost or returned on specific accounts and for losses or returns on other as yet unidentified accounts included in accounts receivable. In estimating the allowance component for unidentified losses and returns, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and provision for sales returns in the accompanying financial statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Concentrations of credit risk
         -----------------------------

         In 2002, the three largest customers accounted for 37%, 20%, and 12% of net product revenues, respectively. In 2001, the two largest customers accounted for 35% and 32% of net product revenues, respectively. At December 31, 2002, five customers accounted for 66% of accounts receivable.

         Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with investment grade credit ratings. The Company provides credit in the normal course of business to customers located throughout the United States. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations.

         Inventories
         -----------

         Inventories consist of finished goods and are valued at the lower of cost or market. Cost is determined on a first-in-first-out method of valuation. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed. In 2002, the Company recorded an inventory write-down of $30,000 related to obsolete Baby Genius products.

         Long-lived assets
         -----------------

         Depreciation and amortization of property and equipment are provided over the estimated useful lives of the assets using the straight-line method. Production masters are stated at cost net of accumulated amortization. Costs incurred for production masters, including licenses to use certain classical compositions, royalties, recording and design costs, are capitalized and amortized over a three or seven year period from the time a title is initially released, consistent with the estimated timing of revenue for a title. Amortization expense was $197,257 in 2002 and $152,077 in 2001. Patents and trademarks covering a number of the Company's products are being amortized on a straight line basis over 5 to 17 years. Amortization expense was $9,940 in 2002 and $6,085 in 2001.

         Long-lived assets are reviewed annually for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

         Fair value of financial instruments
         -----------------------------------

         The carrying amounts of cash and equivalents, accounts receivable, accounts payable, convertible debentures and accrued expenses approximate fair value.

         Stock-based compensation
         ------------------------

         The Company has elected to adopt the disclosure provisions only of Statement of Financial Accounting Standards ("SFAS") 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and continues to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under this plan consistent with the method of SFAS 123, the Company's net loss and loss per common share would have been increased to the pro forma amounts indicated below:

                                                        2002             2001
                                                     ------------   ------------
         Net Loss
             As reported                             $(2,788,082)   $(2,427,032)
             Pro Forma                               $(4,102,849)   $(3,102,457)
         Basic and diluted loss per share:
             As reported                             $     (0.20)   $     (0.48)
             Pro forma                               $     (0.30)   $     (0.62)

         The pro forma compensation cost was recognized for the fair value of the stock options granted, which was estimated using the Black-Scholes model with the following weighted-average assumptions for 2002 and 2001, respectively: expected volatility of 50% and 50%, respectively, and risk-free interest of 4.00% and 4.40%, respectively, expected life of 1 to 10 years and no expected dividends for both years. The estimated weighted-average fair value of stock options granted in 2002 and 2001 was $.77 and $.52, respectively

         Revenue recognition
         -------------------

         Revenues, the related cost of sales, and an allowance for returned goods are recorded upon the shipment of goods.

         Advertising and infomercial costs
         ---------------------------------

         Advertising costs including infomercial costs are expensed as incurred. Advertising costs were $55,747 in 2002 and $44,473 in 2001.

         Income taxes
         ------------

         Deferred taxes are accounted for using an asset and liability approach, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Loss per share
         --------------

         Basic EPS is calculated using income available to common stockholders divided by the weighted average of common shares outstanding during the year. Diluted EPS is similar to Basic EPS except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The treasury stock method is used to calculate dilutive shares which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Reclassifications
         -----------------

         Certain items in the 2001 financial statements have been reclassified to conform with the 2002 presentation.

         Recent accounting pronouncements
         --------------------------------

         On July 20, 2001, the FASB issued SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets. SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement was effective for business combinations completed after June 30, 2001. SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement was effective January 1, 2002. The impact of these pronouncements did not materially impact the Company's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS 143 is not expected to materially impact the Company's reported operating results, financial position and existing financial statement disclosure.

         In August 2001, SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS 144 did not materially impact the Company's reported operating results, financial position and existing financial statement disclosure.

         In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44 AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS No. 145 requires most gains and losses on extinguishment of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required. SFAS No. 145 also amends SFAS No. 13, ACCOUNTING FOR LEASES, to require certain lease modifications to be treated as sale-leaseback transactions. Certain provisions of SFAS No. 145 are effective for transactions occurring after May 15, 2002, while other provisions are effective for fiscal years beginning after May 15, 2002. We do not expect a material impact on our results of operations or financial condition as a result of the adoption of SFAS No. 145.

         In July 2002, the FASB issued SFAS 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies the Emerging Issues Task Force Issue No. 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY INCLUDING CERTAIN COSTS INCURRED IN A

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RESTRUCTURING. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF 94-3 had recognized the liability at the commitment date to an exit plan. The Company is required to adopt the provisions of SFAS 146 effective for exit or disposal activities initiated after December 31, 2002 and therefore the adoption has no impact on the Company's financial position or results of operations as of December 31, 2002.

         On December 31, 2002, the FASB issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE. The Company currently utilizes the intrinsic value method of accounting for its stock-based employee compensation described in APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. SFAS 148 does not amend SFAS 123 to require companies to account for their employee stock-based awards using the fair value approach. However, the disclosure provisions are required for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting as described in SFAS 123 or the intrinsic value method described in APB Opinion No. 25. In addition, SFAS 148 amends the disclosure provisions of SFAS 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation reported in net income and earnings per share in annual and interim financial statements.

         SFAS 148 amends SFAS 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation should the Company decide to change its method of accounting from the intrinsic value method to the fair value method. The three methods provided in SFAS 148 include (1) the prospective method which is the method currently provided for in SFAS 123, (2) the retroactive restatement method which would allow companies to restate all periods presented and (3) the modified prospective method which would allow companies to present the recognition provisions to all outstanding stock-based employee compensation instruments as of the beginning of the fiscal year of adoption. The Company believes that it has provided the disclosures required under SFAS 148 in these financial statements and has no current plans to change its accounting for stock-based compensation to the fair value method.

2. PROPERTY AND EQUIPMENT

                                                2002            USEFUL LIVES
                                             ------------   --------------------
Computers and equipment                      $   179,198         3 - 5 years
Furniture and fixtures                            30,751         3 - 7 years
Software                                          25,979           3 years
                                                            Lesser of lease term
Leasehold improvements                            25,134        or useful life
                                             ------------
                                                 261,062
Accumulated depreciation and amortization       (116,234)
                                             ------------
                                             $   144,828
                                             ============

Depreciation expense was $36,271 in 2002 and $23,703 in 2001

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

3. CONVERTIBLE DEBENTURES

         In 2001, the Company issued a convertible debenture for $50,750 to a shareholder in place of redeemable common stock. The debenture bears interest at 8%, was due March 31, 2002, and is convertible into common shares at $.50 per share. There was no beneficial conversion interest related to this debenture. The Company also issued a convertible debenture for $10,000 for cash in 2002, which requires interest of 10.75%, is due February 28, 2004, and is convertible into common shares at $.50 per share. Beneficial conversion interest is immaterial for this debenture. Interest on both of these debentures was paid through December 31, 2002.

4. COMMON STOCK

         During 2002, the Company issued 4,661,438 shares of its common stock at $.63 and 300,000 shares at $1.00 pursuant to two private placements. Net proceeds were $3,198,400 from these offerings, after a payment of $35,000 and the issuance of 184,829 shares of common stock for finder's fees. During 2002, we issued 223,251 shares to third-party consultants, service providers and for production masters for a total of $267,626. During this time period, $281,238 of short-term debt and related interest was converted through the issuance of 446,410 shares. We also issued shares to certain officers in payment of salaries. Four officers accepted 95,240 shares as payment of $60,000 of 2001 salary, and five officers accepted 210,476 shares as payment of $150,000 of 2002 salary.

         In 2002, 3,507,700 options and warrants were exercised in exchange for notes receivable. Of the total, 1,285,200 shares were issued for warrants that were previously issued in relation to loans, and 2,222,500 shares were issued for warrants previously granted to four officers and an employee. Additionally, 57,580 options were exercised by a consultant and two employees.

         In 2001, the Company sold 962,213 shares of its common stock at $.80, pursuant to a private placement for proceeds of $769,771. During 2001, the Company also issued 489,746 shares of common stock for services valued at $394,388 and issued 179,174 shares of common stock for compensation valued at $143,339.

         During 2001, $447,250 of debt and $11,293 of interest was converted into 573,179 common shares.

         Redeemable common stock
         -----------------------

         During 1999, the Company reviewed certain aspects of its issuances of common stock and determined that during 1997, 1998 and through September 1999, it sold common stock in private placement transactions which may be subject to redemption. In 2002, 1250 shares were redeemed and in 2001, 8,750 shares were exchanged for a convertible debenture of $50,750 bearing interest at 8%. The total number of shares subject to redemption at December 31, 2002 was 66,888. Accordingly, additional paid in capital has been reduced by $362,322 to reflect the cumulative amounts subject to redemption. In addition, accrued interest of $103,455 is included in the caption "redeemable common stock" in the accompanying balance sheet.

         Reverse stock split
         -------------------

         On April 10, 2001, the Board of Directors approved a 1 for 4 reverse stock split of common stock to stockholders of record on that date. Per-share amounts in the accompanying financial statements have been adjusted for the split.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

5. STOCK OPTIONS

         Employees
         ---------

         During 2002, the Company granted options to its employees to purchase a total of 2,939,032 shares of its common stock at exercise prices of $.63 to $2.59 per share, which exceeded fair market value at the time the options were granted.

         During 2001, the Company granted options to its employees to purchase a total of 947,500 shares of its common stock at exercise prices of $.80 per share, which equaled or exceeded fair market value at the time the options were given.

         Non-employees
         -------------

         In 2002, the Company granted options and warrants to purchase a total of 1,793,800 shares of its common stock at exercise prices from $.63 to $5.00 per share to individuals for services rendered, resulting in the recognition of $560,362 of expense. During 2002, options for 40,000 shares were exercised.

         In 2001, the Company granted options to purchase a total of 1,746,900 shares of its common stock at exercise prices from $.50 to $.80 per share to individuals for services rendered, resulting in the recognition of $548,820 of expense.

         A summary of stock option activity follows:

                                                  Weighted                               Weighted
                                                   Average                               Average
                                 Number         Exercise Price       Exercisable      Exercise Price
                                 ------         --------------       -----------      --------------
December 31, 2000               2,031,260            $3.48           1,916,260            $3.44
Granted                         2,694,400            $0.67
Exercised                              --              --
Canceled                               --              --
                              ------------      ------------        ------------      ------------
December 31, 2001               4,725,660            $1.41           4,658,994            $1.41
Granted                         4,732,832            $0.76
Exercised                      (3,583,950)           $0.71
Canceled                         (100,000)           $0.80
                              ------------      ------------        ------------      ------------
December 31, 2002               5,774,542            $1.03           3,949,542            $1.17

         The following information applies to all options outstanding at December 31, 2002:

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

5. STOCK OPTIONS (Continued)

                                            Average         Weighted                            Weighted
                             Options        remaining        average           Number           average
        Exercise Price     Outstanding     life (years)   exercise price     exercisable     exercise price
        --------------     -----------     ------------   --------------     -----------     --------------
          $.50 - .80        4,958,225         6.75           $  0.66           3,358,225         $  0.68
         $1.12 - 4.36         555,067         7.25           $  1.91             330,067         $  2.02
         $5.00 - 5.12         210,000          5             $  5.01             210,000         $  5.01
        $9.00 - 13.60          51,250          6             $ 12.45              51,250         $ 12.45
                           ----------                                         ----------
                            5,774,542                                          3,949,542
                           ==========                                         ==========

6. COMMITMENTS AND CONTINGENCIES

         Operating leases
         ----------------

         The Company leases certain facilities and automobiles under noncancelable operating leases. Rental expense for 2002 and 2001 was $172,306 and $148,942, respectively.

         As of December 31, 2002, the future minimum annual rental commitments required under existing noncancelable operating leases are as follows:

                             Related Party      Non Related          Total
                             -------------      -----------        ----------

             2003               $  20,400        $ 117,800         $ 138,200
             2004               $   8,500               --             8,500
                             -------------      -----------        ----------
                                $  28,900        $ 117,800         $ 146,700
                             =============      ===========        ==========

         Executive employment agreements
         -------------------------------

         In 2002, the Company entered into employment agreements with six of its executive officers and key employees. The agreements are for a three-year term and provide for stock options, employee benefits and severance pay in case of termination without cause of between 12 and 24 months' salary.

7. RELATED-PARTY TRANSACTION

         Included in prepaid and other assets is $24,351 of advances made to two officers of the Company. Advances are due on demand and bear interest at 7%.

         The Company leases its warehouse facility in Iowa from a related party. Lease payments in the year ended December 31, 2002 were $11,900 under this lease agreement.

         The 1,285,200 shares issued for warrants previously described in Note 4 were issued for notes receivable totaling $728,400 to two related parties and are included in subscriptions receivable. Of the total, 660,000 shares were issued to S G Consulting, an entity controlled by Sean Goodchild, who is the owner of more than 5% of our common stock when these shares are included in his ownership. The balance of 625,200 shares were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. The notes receivable bear interest at 6% annually, are repayable on January 3, 2004, and are secured by the shares of common stock.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

8. INCOME TAXES

         The provision for income taxes in 2002 and 2001 consists of California income taxes of $800 for each year.

         The Company has net operating loss ("NOL") carryforwards that can be utilized to offset future taxable income. At December 31, 2002, federal NOL carryforwards totaled approximately $9,650,000. The federal carryforwards expire in various years ending December 31 as follows:

                   2011                          $    238,000
                   2012                               435,000
                   2018                             1,506,000
                   2019                               997,000
                   2020                             2,395,000
                   2021                             1,853,000
                   2022                             2,226,000
                                                 ------------
                                                 $  9,650,000
                                                 ============

         In addition, the Company has approximately $4,916,000 of California NOL carryforwards that expire in various years through 2007. Deferred income taxes at December 31, 2002 and 2001 relate to net operating losses and allowance accounts. A valuation allowance has been established to reduce deferred tax assets to amounts which management believes are more likely than not to be realized.

                                                      2002              2001
                                                  ------------      ------------
     NOL carryforwards                            $ 3,754,000       $ 3,028,000
     Allowance accounts                               (40,000)          (39,000)
                                                  ------------      ------------
     Deferred tax assets                            3,714,000         2,989,000
     Less valuation allowance                      (3,714,000)       (2,989,000)
                                                  ------------      ------------
     Net deferred tax asset                       $        --       $        --
                                                  ============      ============

         The valuation allowance increased by $725,000 in 2002 and $783,000 in 2001.

9. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

                                                                       2000              2001
                                                                   -------------    -------------
 Numerator
 ---------
    Net Loss                                                       $ (2,788,082)    $ (2,427,032)
                                                                   -------------    -------------
 Denominator
 -----------
    Basic and diluted weighted average number of common shares
        outstanding during the period                                13,838,743        5,016,717
                                                                   -------------    -------------
        Basic and diluted net loss per share                       $      (0.20)    $      (0.48)
                                                                   -------------    -------------
 The effect of the potentially dilutive securities
 listed below were not included in the computation
 of diluted loss per share, since to do so would
 have been anti-dilutive.

    Employee stock options                                            1,684,657        2,821,125

    Non-employee stock options and warrants                           2,264,885        1,904,535

    Convertible debentures                                              121,500          101,500

10. SUBSEQUENT EVENT (UNAUDITED)

         As of March 28, 2003, we have received commitments regarding sales of equity securities for approximately $600,000, and we anticipate receiving the funds before April 30, 2003. Management believes the amount currently committed will be sufficient to allow us to meet our working capital needs through the second quarter and into the third quarter of 2003, at which time we believe we will be operating profitably as the result of increased revenues from our new product offerings, and that collections of accounts receivable will support our working capital needs for the remainder of 2003. There can be no assurance that we will be able to raise the amount needed to fund operations on the terms noted, or that we will be able to operate profitably by the third quarter of 2003, and therefore we may need to offer additional shares or change the terms of the offering in order to fund our operations for this year.


                         GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED) JUNE 30,

                                                                              2003
                                                                          -------------
ASSETS

Current assets
    Cash and equivalents                                                  $    683,387
    Accounts receivable, net of allowance for doubtful accounts
       and sales returns of $41,811                                            244,288
    Inventories                                                                351,282
    Prepaid royalties                                                          242,666
    Prepaid expenses                                                           235,068
                                                                          -------------
             Total current assets                                            1,756,691

    Property and equipment, net of accumulated depreciation of $139,105        138,593
    Production masters, net of accumulated amortization of $180,484            714,240
    Patents and trademarks, net of accumulated amortization of $27,330          82,594
    Deposits and other                                                          36,138
                                                                          -------------
                                                                          $  2,728,256
                                                                          =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                                                      $    350,375
    Accrued payroll and related expenses                                        58,306
    Debentures payable                                                          50,750
    Accrued other expenses                                                      64,496
    Deferred Income - Advance royalties                                        409,320
                                                                          -------------
             Total current liabilities                                         933,247

    Redeemable common stock                                                    478,354

    Commitments and contingencies                                                   --

Stockholders' equity:
    Common stock, $.001 par value; 50,000,000 shares
      authorized: 17,876,899 shares outstanding                                 17,877
    Additional paid-in capital                                              18,060,354
    Stock subscription receivable                                           (2,721,050)
    Accumulated deficit                                                    (14,040,526)
                                                                          -------------
             Total stockholders' equity                                      1,316,655
                                                                          -------------
                                                                          $  2,728,256
                                                                          =============

            The accompanying notes are an integral part of these statements.

                                          F-18

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (UNAUDITED) FOR THE THREE
                              MONTHS ENDED JUNE 30,

                                                       2003             2002
                                                   -------------   -------------
REVENUES
     Product sales                                 $    395,153    $    517,710
     Licensing                                           36,000          14,487
     Video royalties                                     84,952          70,000
                                                   -------------   -------------
     Total revenues                                     516,105         602,197
     Returns, discounts and allowances                  (49,271)        (45,060)
                                                   -------------   -------------
     Net revenues                                       466,834         557,137
                                                   -------------   -------------
COSTS AND EXPENSES
     Cost of revenues                                   349,818         502,706
     Sales and marketing                                254,642         108,329
     Product development                                153,029         103,191
     General and administrative                         485,399       1,009,031
                                                   -------------   -------------
     Total costs and expenses                         1,242,888       1,723,257
                                                   -------------   -------------
     Loss from operations                              (776,054)     (1,166,120)

Interest income                                             762          66,183
Other income                                             10,392              --
Interest expense                                         (7,523)        (16,028)
                                                   -------------   -------------
     Loss before provision for income taxes            (772,423)     (1,115,965)

Provision for income taxes                                   --              --
                                                   -------------   -------------
     Net loss                                      $   (772,423)   $ (1,115,965)
                                                   =============   =============
Basic and diluted loss per common share:
     Net loss per share                            $      (0.05)   $      (0.07)
                                                   =============   =============
     Basic and diluted weighted average shares       16,474,524      15,016,620
                                                   =============   =============

        The accompanying notes are an integral part of these statements.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED) FOR THE SIX
                              MONTHS ENDED JUNE 30,

                                                       2003             2002
                                                   -------------   -------------
REVENUES
     Product sales                                 $    936,665    $    998,466
     Licensing                                           56,990          14,487
     Video royalties                                    144,952          75,600
                                                   -------------   -------------
     Total revenues                                   1,138,607       1,088,553
     Returns, discounts and allowances                 (121,226)        (78,026)
                                                   -------------   -------------
     Net revenues                                     1,017,381       1,010,527
                                                   -------------   -------------
COSTS AND EXPENSES
     Cost of revenues                                   615,737         717,645
     Sales and marketing                                458,249         195,230
     Product development                                264,834         184,014
     General and administrative                         926,560       1,508,036
                                                   -------------   -------------
     Total costs and expenses                         2,265,380       2,604,925
                                                   -------------   -------------
     Loss from operations                            (1,247,999)     (1,594,398)

Interest income                                           1,969          66,528
Other income                                             10,392              --
Interest expense                                        (15,571)        (23,153)
                                                   -------------   -------------
     Loss before provision for income taxes          (1,251,209)     (1,551,023)

Provision for income taxes                                  800             800
                                                   -------------   -------------
     Net loss                                      $ (1,252,009)   $ (1,551,823)
                                                   =============   =============
Basic and diluted loss per common share:
     Net loss per share                            $      (0.08)   $      (0.13)
                                                   =============   =============
     Basic and diluted weighted average shares       16,182,542      12,016,087
                                                   =============   =============

        The accompanying notes are an integral part of these statements.


                                    GENIUS PRODUCTS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30,

                                                                                       2003           2002
                                                                                   ------------   ------------
Cash flows from operating activities
     Net loss                                                                      $(1,252,009)   $(1,551,823)
     Adjustments to reconcile net loss to net cash used by operating activities:
         Depreciation and amortization                                                  99,257         86,366
         Bad debt expense                                                              (28,189)        30,000
         Common stock issued for services                                              143,000        350,050
         Stock options granted to non-employees for services                           134,884        376,575
         Stock issued for compensation                                                   7,500        180,000
         Interest expense on redeemable common stock                                    12,577         15,848
         Changes in assets and liabilities:
         (Increase) decrease in:
         Accounts receivable                                                            70,626       (369,539)
         Inventories                                                                   (91,023)      (188,180)
         Prepaid royalties                                                             (76,142)       (88,833)
         Prepaid expenses and deposits                                                (183,758)       (28,636)
         Increase (decrease) in:
         Accounts payable                                                              118,303       (402,848)
         Deferred income                                                                 3,481        280,000
         Accrued payroll & related items                                                14,147       (124,603)
         Accrued expenses                                                               43,424             --
                                                                                   ------------   ------------
     Net cash used by operating activities                                            (983,922)    (1,435,623)
                                                                                   ------------   ------------
Cash flows from investing activities
     Patents and trademarks                                                             (1,029)       (35,640)
     Development of production masters                                                (280,939)      (228,856)
     Purchase of property and equipment                                                (16,636)      (104,731)
                                                                                   ------------   ------------
     Net cash used in investing activities                                            (298,604)      (369,227)
                                                                                   ------------   ------------
Cash flows from financing activities
     Borrowings on notes payable                                                            --         62,506
     Proceeds from issuance of convertible debt                                             --         60,000
     Proceeds from issuance of common stock                                          1,219,920      2,876,700
                                                                                   ------------   ------------
     Net cash provided by financing activities                                       1,219,920      2,999,206
                                                                                   ------------   ------------
Net increase (decrease) in cash and equivalents                                        (62,606)     1,194,356

Cash at beginning of period                                                            745,993         27,998
                                                                                   ------------   ------------
Cash at end of period                                                              $   683,387    $ 1,222,354
                                                                                   ============   ============
     Non-cash investing and financing activities:
         Payment of loans by issuance of common stock                                       --         62,506
         Acquisition of production masters through the issuance of common stock             --         73,600
         Common stock subscribed                                                            --        764,010
         Exercise of options with notes receivable                                          --      1,778,000
         Conversion of debenture to common stock                                        10,000             --

                       The accompanying notes are an integral part of these statements.

                                                     F-21

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A:  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements of Genius Products, Inc. have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.

         The information furnished herein reflects all adjustments, consisting of only normal recurring accruals and adjustments which are, in the opinion of management, necessary to fairly state the operating results for the respective periods. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The notes to the condensed financial statements should be read in conjunction with the notes to the consolidated financial statement contained in the Company's Form 10-KSB for the year ended December 31, 2002. Company management believes that the disclosures are sufficient for interim financial reporting purposes. Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

NOTE B:  COMMON STOCK

         During the three months ended June 30, 2003, we issued a total of 1,945,396 common shares. We issued (a) 1,747,320 unregistered shares at a price of $.70 per share for net proceeds of $1,215,921 in private placements, (b) 10,000 unregistered shares at a price of $.75 per share to an employee as compensation and (c) 188,706 shares at a price of $.70 per share for services. Of the shares issued for services, 173,773 unregistered shares were issued under
Section 4(2) of the Securities Act and the balance were registered on Form S-8 Statement No. 333-97769. The 1,757,320 unregistered shares were issued under Rule 506 of Regulation D of the Securities Act. Each private placement purchase included a warrant to purchase one share at an exercise price of $1.40 for each share purchased.

NOTE C: OFFICER'S COMPENSATION

         On June 2, 2003, five officers agreed to accept 140,865 unregistered shares as payment of $100,000 of 2003 salary to be paid pro rata over the remainder of 2003. Each was also issued one five-year warrant to purchase 28,173 shares at an exercise price of $1.40. The shares and warrants will vest as the salary is earned over the remainder of 2003. This payment was based upon the price of common stock and warrants issued to third parties in our most recent private placement.

NOTE D: STOCK BASED COMPENSATION

         Stock options issued under stock-based compensation plans are accounted for under the recognition and measurement principles of APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related Interpretations. No stock-based employee compensation cost is reflected in the net loss, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In accordance with Financial Accounting Standards Board ("FASB") No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB NO. 123, the following table illustrates the effect on net loss and loss per share if we had applied the fair value recognition provisions of FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, to stock-based employee compensation.

                     GENIUS PRODUCTS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE D: STOCK BASED COMPENSATION (continued)

         Pro forma adjustments to our consolidated net loss and loss per share are as follows:

                                                               For the Quarter Ended
                                                                     June 30,
                                                            ---------------------------
                                                                2003           2002
                                                            ------------   ------------
Net Loss as reported                                        $  (772,423)   $(1,115,965)
Deduct: Total stock-based compensation expense determined
    under the fair value based method for all awards            (26,461)      (349,384)
                                                            ------------   ------------
Pro forma net loss                                          $  (798,884)   $(1,465,349)
                                                            ============   ============
Basic and diluted net loss per common share                 $      (.05)   $      (.10)
                                                            ============   ============
Net Loss as reported                                        $(1,252,009)   $(1,551,823)
Deduct: Total stock-based compensation expense determined
    under the fair value based method for all awards            (48,109)      (616,000)
                                                            ------------   ------------
Pro forma net loss                                          $(1,300,118)   $(2,167,823)

Basic and diluted net loss per common share                 $      (.08)   $      (.18)


==========================================  ====================================

You should rely only on the information
contained in this prospectus. We have
not authorized anyone to provide you
with information different from the
information contained in this                            14,837,229 SHARES
prospectus. This document may only be                         OF OUR
used where it is legal to sell the                         COMMON STOCK
securities. The information in this
document may only be accurate on the
date of this document.

            TABLE OF CONTENTS                          GENIUS PRODUCTS, INC.
                                         Page
                                         ----    11250 El Camino Real, Suite 100
Notice About Forward-Looking Statements....3       San Diego, California 92130
Prospectus Summary.........................4            (858) 793-8840
Risk Factors...............................6
Recent Financings.........................10
Use Of Proceeds...........................10
Market For Common Equity And Related
  Shareholder Matters.....................10
Dividend Policy...........................11
Business..................................11
Legal Proceedings.........................21
Management's Discussion And Analysis Of                 ________________
  Financial Condition And Results Of
  Operations..............................21               PROSPECTUS
Management................................26            ________________
Certain Relationships And Related-Party
  Transactions............................30
Security Ownership Of Certain Beneficial
  Owners And Management...................31
Description Of Securities.................33
Indemnification For Securities Act
  Liabilities.............................33
Plan Of Distribution......................33
Selling Shareholders......................34
Legal matters.............................40
Experts...................................40
Available Information.....................40
Index To Financial Statements............F-1           September __, 2003

==========================================  ====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Law of the State of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Articles of Incorporation.

         We maintain directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         Nature of Expense                                        Amount
         -----------------------------------------           -----------------
         SEC registration fee                                      $1,692
         Accounting fees and expenses                              $3,000*
         Legal fees and expenses                                  $30,000*
         Printing and related expenses                             $1,000*
                                                             -----------------
              TOTAL                                               $35,692*
                                                             =================
* Estimated.

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

         Since June 30, 2003, we have issued a total of 1,186,140 shares. We issued (a) 644,005 shares at a price of $.70 per share for net proceeds of $429,360 in private placements, (b) 399,275 shares at prices ranging from $1.00 to $1.12 per share for services, and (c) 142,860 shares in lieu of compensation to officers at a price of $0.70 per share. Of the shares issued for services, 7,275 were registered on Form S-8 Registration Statement No. 333-97769. The 1,178,865 unregistered shares were issued under Rule 506 of Regulation D of the Securities Act. Each private placement purchase included a warrant to purchase one share at an exercise price of $1.40 for each share purchased, and the shares issued in lieu of compensation also included a warrant to purchase one share at an exercise price of $1.40 for each share issued.

         During the three months ended June 30, 2003, we issued a total of 1,945,396 common shares. We issued (a) 1,747,320 shares at a price of $.70 per share for net proceeds of $1,215,921 in private placements, (b)
10,000 shares at a price of $.75 per share to an employee as compensation and (c) 188,076 shares at a price of $.70 per share for services. Of the shares issued for services, 173,773 unregistered shares were issued under
Section 4(2) of the Securities Act and the balance were registered on Form S-8 Statement No. 333-97769. The 1,757,320 unregistered shares were issued under Rule 506 of Regulation D of the Securities Act. Each private placement purchase included a warrant to purchase one share at an exercise price of $1.40 for each share purchased.

         During the three months ended March 31, 2003, we issued a total of 60,823 shares. We issued (a) 5,715 shares at a price of $.70 per share for net proceeds of $4,000 in private placements, (b) 10,000 shares at a price of $1.00 per share for the conversion of a $10,000 debenture, issued under Rule 3(a)9 of the Securities Act and (c) 45,108 shares at prices ranging from $.85 to $1.03 per share for services. Of the shares issued for services, 27,777 unregistered shares were issued under Section 4(2) of the Securities Act and the balance were registered on Form S-8 Registration Statement No. 333-97769. The 5,715 unregistered shares were issued under Rule 506 of Regulation D of the Securities Act. Each private placement purchase included a warrant to purchase one share at an exercise price of $1.40 for each share purchased.

         During 2002, we issued 4,661,438 unregistered shares of our common stock at $.63 and 300,000 unregistered shares at $1.00 pursuant to two private placements. Net proceeds were $3,198,400 from these offerings after a payment of $35,000 and the issuance of 184,829 unregistered shares of common stock for finder's fees. During 2002, we issued a total of 223,251 shares to third-party consultants, service providers and for production masters for a total of $267,626. 69,130 of these shares were unregistered. During this time period, $281,238 of short-term debt and related interest was converted through the issuance of 446,410 unregistered shares. We also issued unregistered shares to certain officers in payment of salaries. Four officers accepted 95,240 shares as payment of $60,000 of 2001 salary, and five officers accepted 210,476 shares as payment of $150,000 of 2002 salary. See "Part III, Item 10, Executive Compensation," below.

         In 2002, 3,507,700 options and warrants were exercised in exchange for notes receivable. Of the total, 1,285,200 unregistered shares were issued for warrants that were previously issued in relation to loans, and 2,222,500 shares were issued for exercised options previously granted to four officers and an employee which were registered on Form S-8 Registration Statement No. 333-37914. See "Certain Relationships and Related-Party Transactions."

         The 1,285,200 shares issued for warrants noted above were issued for notes receivable totaling $728,400 from two related parties and are included in subscriptions receivable. Of the total, 660,000 shares were issued to S G Consulting Inc., an entity controlled by Sean Goodchild, who is the owner of More than 5% of our common stock when these shares are included in his ownership. The balance of 625,200 shares was issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. The notes receivable bear interest at 6% annually, are repayable on January 3, 2004, and are secured by the shares of common stock. See "Certain Relationships and Related-Party Transactions."

ITEM 27.      EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Genius Products, Inc., a Nevada corporation.

       Exhibit No.         Description
       -----------         -----------
          2.1              Agreement and Plan of Reorganization with
                           Salutations, Inc., and related exhibits and consents
                           (incorporated by reference from exhibit 2.1 included
                           with the Company's Registration Statement (No.
                           000-27915) on Form 10-SB filed with the SEC on
                           November 2, 1999)
          3.1              Articles of Incorporation, as amended (incorporated
                           by reference from exhibit 3.1 included with the
                           Company's Registration Statement (No. 000-27915) on
                           Form 10-SB filed with the SEC on November 2, 1999)
          3.2              Certificate of Change in Stock (incorporated by
                           reference from exhibit 3.2.2 included with the
                           Company's Form 10-KSB, filed with the SEC on April
                           16, 2002)
          3.3              Certificate of Amendment of Articles of Incorporation
                           (incorporated by reference from exhibit 3.2.3
                           included with the Company's Form 10-KSB, filed with
                           the SEC on April 16, 2002)
          3.4*             Certificate of Amendment of Articles of Incorporation
          3.5              Bylaws, as amended on April 20, 2000 (incorporated by
                           reference from exhibit 3.2.2 included with the Company's Form 10-KSB, Amendment No. 1, filed with the SEC on May 1, 2000)

       Exhibit No.         Description
       -----------         -----------
          4.1              Shareholders Agreement with Minnesota Communications
                           Group, and related exhibits and schedules
                           (incorporated by reference from exhibit 4.2 included
                           with the Company's Registration Statement (No.
                           000-27915) on Form 10-SB filed with the SEC on
                           November 2, 1999)
          4.2              Option Agreement to Purchase Common Stock with Kevin
                           Harrington Enterprises, Inc. (incorporated by
                           reference from exhibit 4.5 included with the
                           Company's Registration Statement (No. 000-27915) on
                           Form 10-SB filed with the SEC on November 2, 1999)
          4.3              Form of Stock Option Agreement with Employees
                           (incorporated by reference from exhibit 4.7 included
                           with the Company's Registration Statement (No.
                           000-27915) on Form 10-SB filed with the SEC on
                           November 2, 1999)
          4.4              Specimen Certificate for Common Stock (incorporated
                           by reference from exhibit 4.8 included with the
                           Company's Form 10-KSB filed with the SEC on April 14,
                           2000)
          5.1*             Opinion of Luce, Forward, Hamilton & Scripps LLP
         10.1              License Agreement with Minnesota Communications Group
                           (incorporated by reference from exhibit 10.1 included with the Company's Registration Statement (No.
                           000-27915) on Form 10-SB filed with the SEC on November 2, 1999)
         10.2              License Agreement with Minnesota Public Radio
                           (incorporated by reference from exhibit 10.2 included with the Company's Registration Statement (No.
                           000-27915) on Form 10-SB filed with the SEC on November 2, 1999)
         10.3              International Marketing and Distribution Agreement
                           with HSND, and amendment and addendum thereto
                           (incorporated by reference from exhibits 10.7 included with the Company's Registration Statement
                           (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999)
         10.4              Non-Qualified Stock Option Plan (incorporated by
                           reference from exhibit 10.8 included with the Company's Registration Statement (No. 000-27915) on
                           Form 10-SB filed with the SEC on November 2, 1999)
         10.5              License Agreement with Sasha St. Clair (incorporated
                           by reference from exhibit 10.21 included with the Company's Registration Statement (No. 000-27915) on
                           Form 10-SB filed with the SEC on November 2, 1999)
         10.6              Form of License Agreement with Naxos of America, Inc.
                           (incorporated by reference from exhibit 10.23 included with the Company's Registration Statement
                           (No. 000-27915) on Form 10-SB filed with the SEC on November 2, 1999)
         10.7              License Agreement with Boomerang Marketing, Inc.
                           (incorporated by reference from exhibit 10.25 included with the Company's Registration Statement
                           (No. 000-27915), Amendment No. 1, on Form 10-SB filed with the SEC on December 17, 1999)
         10.8              Service(s) Agreement with Cost Care, Inc. (dba
                           Unicare Managed Care Services) (incorporated by reference from exhibit 10.26 included with the Company's Registration Statement (No. 000-27915),
                           Amendment No. 1, on Form 10-SB filed with the SEC on
                           December 17, 1999)
         10.9              Representation Agreement with Global Icons
                           (incorporated by reference from exhibit 10.31 included with the Company's Form 10-QSB, Amendment
                           No. 1, filed with the SEC on May 18, 2000)
         10.10             Stock Option Agreement with Dorian Lowell dated May
                           25, 2000 (incorporated by reference from exhibit
                           10.34 included with the Company's Form 10-QSB, filed with the SEC on August 21, 2000)
         10.11             License Agreement with Jakks Pacific, Inc.
                           (incorporated by reference from exhibit 10.39 included with the Company's Form 10-KSB, filed with the SEC on April 17, 2001)

       Exhibit No.         Description
       -----------         -----------
         10.12             License Agreement with Catton Apparel Group
                           (incorporated by reference from exhibit 10.40
                           included with the Company's Form 10-KSB, filed with
                           the SEC on April 17, 2001)
         10.13             License Agreement with J. Wasson Enterprises, Inc.
                           (incorporated by reference from exhibit 10.41
                           included with the Company's Form 10-KSB, filed with
                           the SEC on April 17, 2001)
         10.14             Settlement Agreement (Investment Agreement) with
                           American Public Media Group (formerly known as
                           Minnesota Communications Group) (incorporated by
                           reference from exhibit 10.42 included with the
                           Company's Form 10-KSB, filed with the SEC on April
                           17, 2001)
         10.15             Settlement Agreement (Shareholders Agreement) with
                           American Public Media Group (formerly known as
                           Minnesota Communications Group) (incorporated by
                           reference from exhibit 10.43 included with the
                           Company's Form 10-KSB, filed with the SEC on April
                           17, 2001)
         10.16             Stock Purchase Agreement with Klaus Moeller dated
                           July 31, 2001 (incorporated by reference from exhibit
                           4.4 included with the Company's Form S-8, filed with
                           the SEC on August 3, 2001)
         10.17             Stock Purchase Agreement with Michael Meader dated
                           July 31, 2001 (incorporated by reference from exhibit
                           4.5 included with the Company's Form S-8, filed with
                           the SEC on August 3, 2001)
         10.18             Stock Purchase Agreement with Larry Balaban dated
                           July 31, 2001 (incorporated by reference from exhibit
                           4.6 included with the Company's Form S-8, filed with
                           the SEC on August 3, 2001)
         10.19             Stock Purchase Agreement with Howard Balaban dated
                           July 31, 2001 (incorporated by reference from exhibit
                           4.7 included with the Company's Form S-8, filed with
                           the SEC on August 3, 2001)
         10.20             Employment Agreement with Klaus Moeller dated January
                           3, 2002 (incorporated by reference from exhibit 10.51
                           included with the Company's Form 10-KSB, Amendment
                           #1, filed with the SEC on April 30, 2002)
         10.21             Employment Agreement with Michael Meader dated
                           January 3, 2002 (incorporated by reference from
                           exhibit 10.52 included with the Company's Form
                           10-KSB, Amendment #1, filed with the SEC on April 30,
                           2002)
         10.22             Employment Agreement with Larry Balaban dated January
                           3, 2002 (incorporated by reference from exhibit 10.53
                           included with the Company's Form 10-KSB, Amendment
                           #1, filed with the SEC on April 30, 2002)
         10.23             Employment Agreement with Howard Balaban dated
                           January 3, 2002 (incorporated by reference from
                           exhibit 10.54 included with the Company's Form
                           10-KSB, Amendment #1, filed with the SEC on April 30,
                           2002)
         10.25             Employment Agreement with Vinko Kovac dated January
                           3, 2002 (incorporated by reference from exhibit 10.55 included with the Company's Form 10-KSB, Amendment
                           #1, filed with the SEC on April 30, 2002)
         10.26             Employment Agreement with Julie Ekelund dated April
                           1, 2002 (incorporated by reference from exhibit 10.56 included with the Company's Form 10-KSB, Amendment
                           #1, filed with the SEC on April 30, 2002)
         10.27             Amended and Restated 1997 Non-Qualified Stock Option
                           Plan (incorporated by reference from exhibit 10.61 included with the Company's Form 10-KSB, Amendment
                           #1, filed with the SEC on April 30, 2002)
         10.28             Second Amended and Restated 2000 Non-Qualified Stock
                           Option Plan (incorporated by reference from exhibit
                           10.62 included with the Company's Form 10-KSB,
                           Amendment #1, filed with the SEC on April 30, 2002)
         10.29             2003 Stock Option Plan (incorporated by reference
                           from exhibit A included with the Company's Proxy
                           Statement, filed with the SEC on June 11, 2003)
         10.30*            Form of Incentive Stock Option Agreement under the
                           2003 Stock Option Plan

       Exhibit No.         Description
       -----------         -----------

         10.31*            Form of Non-Qualified Stock Option Agreement under
                           the 2003 Stock Option Plan
         10.32             Form of Executive Stock Payment Agreement dated as of
                           January 3, 2002, with Klaus Moeller, Michael Meader,
                           Larry Balaban and Howard Balaban for stock paid in
                           lieu of $15,000 each of 2001 salary and $30,000 each
                           of 2002 salary (incorporated by reference from
                           exhibit 10.64 included with the Company's Form 10-KSB
                           filed with the SEC on April 3, 2003)
         10.33*            Executive Stock Payment Agreement dated as of April
                           1, 2002, with Julie Ekelund for stock paid in lieu of
                           $30,000 of 2002 salary
         10.34             Form of Executive Stock Payment Agreement dated as of
                           June 2, 2003, with Klaus Moeller, Michael Meader,
                           Larry Balaban. Howard Balaban and Julie Ekelund for
                           stock and warrants paid in lieu of $20,000 each of
                           2003 salary (incorporated by reference from exhibit
                           10.1 included with the Company's Form 10-QSB filed
                           with the SEC on August 14, 2003)
         10.35             Sublease with Torrey Hills Corporate Centre (Buie
                           Torrey Hills LLC (incorporated by reference from
                           exhibit 10.4 included with the Company's Registration
                           Statement (No. 000-27915) on Form 10-SB filed with
                           the SEC on November 2, 1999)
         10.36             Sublease with the Meader Family Limited Trust dated
                           May 1, 2002 (incorporated by reference from exhibit
                           10.65 included with the Company's Form 10-KSB filed
                           with the SEC on April 3, 2003)
         10.37*            Sublease with Julie Ekelund dated May 1, 2003
         10.38             Form of Secured Promissory Note and Pledge Agreement
                           dated as of January 3, 2002, for notes receivable for
                           warrants exercised by S G Consulting Inc., and
                           Algarvida LDA, in the amounts of $415,800 and
                           $312,600, respectively, and for options exercised by
                           Klaus Moeller, Michael Meader, Larry Balaban and
                           Howard Balaban in the amount of $419,500 and by Vinko
                           Kovac in the amount of $100,000 (incorporated by
                           reference from exhibit 10.66 included with the
                           Company's Form 10-KSB filed with the SEC on April 3,
                           2003)
         13.1*             Consent of independent auditors
         23.1              Consent of Luce, Forward, Hamilton & Scripps LLP is
                           contained in Exhibit 5.1 to this Registration
                           Statement
         24.1              Power of Attorney is contained on the Signature Page
                           of this Registration Statement

* Filed herewith.

ITEM 28.      UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

                  o File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         1.1. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         1.2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         1.3. Include any additional or changed material information on the plan of distribution.

                  o For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  o For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

                  o For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California.

Date:  September 19, 2003             GENIUS PRODUCTS, INC.,
                                      a Nevada corporation

                                      By: /s/ Klaus Moeller
                                          --------------------------------------
                                          Klaus Moeller, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Klaus Moeller as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Klaus Moeller              Chief Executive Officer, Chairman of the         September 19, 2003
-------------------------      Board and Interim Chief Financial Officer
Klaus Moeller                  (principal executive officer and principal
                               financial officer)

/s/ David Anderson             Director                                         September 19, 2003
-------------------------
David Anderson

/s/ Larry Balaban              Director                                         September 19, 2003
-------------------------
Larry Balaban

/s/ Richard Bermingham         Director                                         September 19, 2003
-------------------------
Richard Bermingham

/s/ Nancy Evensen              Director                                         September 19, 2003
-------------------------
Nancy Evensen

/s/ Margaret Loesch            Director                                         September 19, 2003
-------------------------
Margaret Loesch
